     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 2002

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                GEORGIA                                    4833                                  52-0285030
    (State or other jurisdiction of            (Primary Standard Industrial         (I.R.S. Employer Identification No.)
     incorporation or organization)            Classification Code Number)

                             ---------------------

                  4370 PEACHTREE ROAD, NE                                           JAMES C. RYAN
                   ATLANTA, GEORGIA 30319                                 GRAY COMMUNICATIONS SYSTEMS, INC.
                       (404) 504-9828                                          4370 PEACHTREE ROAD, NE
    (Address, including zip code, and telephone number,                         ATLANTA, GEORGIA 30319
  including area code, of registrant's principal executive                          (404) 504-9828
                          offices)                                (Name, address, including zip code, and telephone
                                                                  number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

               ARNOLD S. JACOBS, ESQ. -- ROBERT A. CANTONE, ESQ.
                               PROSKAUER ROSE LLP
                                 1585 BROADWAY
                         NEW YORK, NEW YORK 10036-8299
                                 (212) 969-3000
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        TABLE OF ADDITIONAL REGISTRANTS
    Each of the following subsidiaries of Gray Communications Systems, Inc., and each other subsidiary that becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

                                                    STATE OF           PRIMARY STANDARD
                                                  INCORPORATION    INDUSTRIAL CLASSIFICATION    I.R.S. EMPLOYER
                     NAME                        OR ORGANIZATION          CODE NUMBER          IDENTIFICATION NO.
-----------------------------------------------  ---------------   -------------------------   ------------------
The Albany Herald Publishing Company, Inc.         Georgia                   2711                  58-1020695

Post Citizen Media, Inc.                           Georgia                   2711                  58-2113856

Gray Communications of Indiana, Inc.               Georgia                   2711                  58-2443532

WEAU-TV, Inc.                                      Georgia                   4833                  58-1048743

WVLT-TV, Inc.                                      Georgia                   4833                  58-2256206

WRDW-TV, Inc.                                      Georgia                   4833                  58-2165671

WITN-TV, Inc.                                      Georgia                   4833                  58-2321711

Gray Kentucky Television, Inc.                     Georgia                   4833                  61-1267738

Gray Communications of Texas, Inc.                 Georgia                   4833                  58-2462154

Gray Communications of Texas -- Sherman, Inc.      Georgia                   4833                  58-2462155

Gray Transportation Company, Inc.                  Georgia                   7389                  58-1162362

Gray Real Estate and Development Co.               Georgia                   7389                  58-1653626

Gray Florida Holdings, Inc.                        Georgia                   4833                  58-2254140

KOLN/KGIN, Inc.                                    Delaware                  4833                  31-1428060

WEAU Licensee Corp.                                Delaware                  4833                  38-3259567

KOLN/KGIN License, Inc.                            Delaware                  4833                  38-3259566

WJHG Licensee Corp.                                Delaware                  4833                  51-0376606

WCTV Licensee Corp.                                Delaware                  4833                  51-0376604

                                                    STATE OF           PRIMARY STANDARD
                                                  INCORPORATION    INDUSTRIAL CLASSIFICATION    I.R.S. EMPLOYER
                     NAME                        OR ORGANIZATION          CODE NUMBER          IDENTIFICATION NO.
-----------------------------------------------  ---------------   -------------------------   ------------------

WVLT Licensee Corp.                                Delaware                  4833                  51-0376774

WRDW Licensee Corp.                                Delaware                  4833                  51-0376822

WITN Licensee Corp.                                Delaware                  4833                  52-2042287

WKYT Licensee Corp.                                Delaware                  4833                  51-0376629

WYMT Licensee Corp.                                Delaware                  4833                  51-0377389

KWTX-KBTX Licensee Corp.                           Delaware                  4833                  51-0390044

KXII Licensee Corp.                                Delaware                  4833                  51-0390046

Gray Television Management, Inc.                   Delaware                  4833                  51-0376607

Gray MidAmerica Holdings, Inc.                     Delaware                  4833                  38-2750516

Gray Publishing, Inc.                              Delaware                  2711                  51-0407061

Gray Digital, Inc.                                 Delaware                  6799                  51-0407051

KWTX-KBTX LP Corp.                                 Delaware                  4833                  51-0390045

KXII LP Corp.                                      Delaware                  4833                  51-0390237

Porta-Phone Paging Licensee Corp.                  Delaware                  4812                  51-0376605

KXII L.P.                                          Delaware                  4833                  58-2486573

KWTX-KBTX L.P.                                     Delaware                  4833                  58-2486577

Lynqx Communications, Inc.                        Louisiana                  4899                  72-1120956

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                                          PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO BE        PROPOSED MAXIMUM      AGGREGATE OFFERING       AMOUNT OF
       SECURITIES TO BE REGISTERED              REGISTERED      OFFERING PRICE PER NOTE       PRICE(1)       REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
9.25% Senior Subordinated Notes due
2011......................................     $180,000,000             100%                $180,000,000           $16,560
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of 9.25% Senior Subordinated
  Notes due 2011..........................          --                   --                      --                  (3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2) Calculated pursuant to Rule 457(f)(2) under the Securities Act based on the book value of the Notes as of March 31, 2002.
(3) Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the Guarantees.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR THE SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 12, 2002

PROSPECTUS
                       GRAY COMMUNICATIONS SYSTEMS, INC.

                               OFFER TO EXCHANGE

          ANY AND ALL OF OUR $180,000,000 PRINCIPAL AMOUNT OUTSTANDING
                    9.25% SENIOR SUBORDINATED NOTES DUE 2011
                                      FOR
                           A LIKE PRINCIPAL AMOUNT OF
                    9.25% SENIOR SUBORDINATED NOTES DUE 2011
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                    NEW YORK CITY TIME, ON           , 2002

    We are offering to exchange up to $180,000,000 in aggregate principal amount of our 9.25% Senior Subordinated Notes due 2011 that have been registered under the Securities Act of 1933, which we refer to as the "exchange notes," for our existing 9.25% Senior Subordinated Notes due 2011, which we refer to as the "original notes." We refer to both the original notes and the exchange notes as the "notes." We are offering to issue the exchange notes to satisfy our obligations contained in a registration rights agreement entered into when the original notes were sold in transactions exempt from registration under the Securities Act and therefore not registered with the Securities and Exchange Commission.

    The terms of the exchange notes are identical in all material respects to the terms of the original notes that we issued on December 21, 2001, except that the exchange notes are registered under the Securities Act and are freely transferable. For a description of the terms of the exchange notes, see "Description of Exchange Notes."

INFORMATION ABOUT THE NOTES

    - The exchange notes will mature on December 15, 2011.

    - Interest on the exchange notes will accrue from December 21, 2001 and we will pay interest twice a year on June 15 and December 15, beginning June 15, 2002.

    - The exchange notes will be our unsecured senior subordinated obligations.

    - The exchange notes will be guaranteed, jointly and severally, fully and unconditionally, on a senior subordinated basis by each of the guarantors, which presently consist of all of our subsidiaries.

    - If we fail to make payments on the exchange notes, our subsidiary guarantors must make them instead.

    - Generally, we cannot redeem the exchange notes before December 15, 2006. On and after that date, we may redeem them at the rates set forth on page 40 of this prospectus. However, before December 15, 2004, we can redeem up to 35% of the original principal amount of the notes at 109.250% of their principal amount, plus accrued and unpaid interest, with the proceeds of certain public equity offerings of our company.

    - If we experience certain changes of control or sell specified assets, we must offer to repurchase the exchange notes at 101% of their aggregate principal amount, plus accrued and unpaid interest.

    - The original notes have been designated for trading in the PORTAL Market.

    To exchange your original notes for exchange notes:

    - You must complete and send the letter of transmittal that accompanies this prospectus to the Exchange Agent, Bankers Trust Company, by 5:00 p.m., New
      York time, on         , 2002.

    - If your original notes are held in book-entry form at the Depository Trust Company, or DTC, you must instruct DTC through your signed letter of transmittal that you wish to exchange your original notes for exchange notes. When the exchange offer closes, your DTC account will be changed to reflect your exchange of original notes for exchange notes.

    - You should read the section called "The Exchange Offer" for additional information on how to exchange your original notes for exchange notes.

    Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where those original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, during the 180-day period following the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
INDUSTRY AND MARKET DATA....................................     i
FORWARD-LOOKING STATEMENTS..................................     i
NOTICE TO NEW HAMPSHIRE RESIDENTS...........................    ii
PROSPECTUS SUMMARY..........................................    ii
RISK FACTORS................................................    15
USE OF PROCEEDS.............................................    28
CAPITALIZATION..............................................    28
DESCRIPTION OF OUTSTANDING INDEBTEDNESS.....................    29
THE EXCHANGE OFFER..........................................    30
DESCRIPTION OF EXCHANGE NOTES...............................    37
REGISTRATION RIGHTS AGREEMENT...............................    63
BOOK-ENTRY; DELIVERY AND FORM...............................    65
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.............    68
PLAN OF DISTRIBUTION........................................    72
LEGAL MATTERS...............................................    73
INDEPENDENT ACCOUNTANTS.....................................    73
WHERE YOU CAN FIND MORE INFORMATION.........................    73

                             ---------------------

                            INDUSTRY AND MARKET DATA

     In this prospectus and the documents incorporated by reference, we rely on and refer to information regarding market data obtained from internal surveys, market research, publicly available information and industry publications. Although we believe the information is reliable, we cannot guarantee the accuracy or completeness of the information and have not independently verified it.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this prospectus, the words "believes," "expects," "anticipates," "estimates" and similar words and expressions are generally intended to identify forward-looking statements. Statements that describe our future strategic plans, goals or objectives are also forward-looking statements. Readers of this prospectus are cautioned that any forward-looking statements, including those regarding the intent, belief or current expectations of our management or us, are not guarantees of future performance, results or events and involve risks and uncertainties, and that actual results and events may differ materially from those in the forward-looking statements as a result of various factors including, but not limited to:

     - the factors described in "Risk Factors" beginning on page 15 of this prospectus;

     - general economic conditions in the markets in which we operate;

     - competitive pressures in the markets in which we operate;

     - the effect of future legislation or regulatory changes on our operations;

     - high debt levels; and

     - other factors described from time to time in our filings with the Securities and Exchange Commission.

     The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

                             ---------------------

     We are "incorporating by reference" the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference (1) our Annual Report on Form 10-K for the year ended December 31, 2001, (2) our Current Report on Form 8-K filed on January 8, 2002 and (3) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering.

     YOU MAY REQUEST A COPY OF THOSE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT THE FOLLOWING:

                       GRAY COMMUNICATIONS SYSTEMS, INC.
                            4370 PEACHTREE ROAD, NE
                             ATLANTA, GEORGIA 30319
                            ATTENTION: JAMES C. RYAN
                           TELEPHONE: (404) 504-9828

     TO OBTAIN TIMELY DELIVERY OF THOSE MATERIALS, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. THE DATE BY WHICH YOU MUST REQUEST THE INFORMATION IS
               , 2002.

                             ---------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE, AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE INVESTOR, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

     In this prospectus, unless otherwise indicated, the words "Gray," "our," "us" and "we" refer to Gray Communications Systems, Inc. and its subsidiaries. Unless otherwise indicated, all station rank, in-market share and television household data contained in this prospectus are derived from the Nielsen Station Index, Viewers in Profile, dated November 2001, as prepared by A.C. Nielsen Company, which we will refer to as "Nielsen." Our discussion of the television stations that we own and operate does not include our interest in the stations owned by Sarkes Tarzian, Inc. The term "original notes" refers to the unregistered 9.25% Senior Subordinated Notes due 2011 that were issued on December 21, 2001 in a private placement exempt from registration under the Securities Act of 1933. The term "exchange notes" refers to the registered 9.25% Senior Subordinated Notes due 2011 that are offered by this prospectus. The term "notes" refers to both the original notes and the exchange notes.

     This summary highlights selected information from this document and the materials incorporated by reference and does not contain all of the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which we have referred you.

                               THE EXCHANGE OFFER

     On December 21, 2001, we completed the private offering of an aggregate principal amount of $180,000,000 of original notes. We entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver to you this prospectus and to offer to exchange your original notes for exchange notes with substantially
identical terms. If this exchange offer is not completed by           , 2002, we
will be required to pay you liquidated damages. You should read the discussion under the heading "Description of Exchange Notes" for further information regarding the exchange notes.

     We believe the exchange notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, subject to certain conditions. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the exchange notes.

                               BUSINESS OVERVIEW

     We own and operate 13 network-affiliated television stations in 11 medium-sized markets in the Southeast, Southwest and Midwest United States. Twelve of our 13 stations are ranked first in total viewing audience and news audience, with the remaining station ranked second in total viewing audience and third in news audience. Ten of the stations are affiliated with CBS Inc., or "CBS," and three are affiliated with National Broadcasting Company, Inc., or "NBC." We own and operate four daily newspapers, three located in Georgia and one in Goshen, Indiana, with a total circulation of over 126,000. We also own and operate a paging business located in the Southeast that had approximately 75,000 units in service at December 31, 2001. For the 12 months ended December 31, 2001, our total revenues and operating cash flow were $156.3 million and $49.5 million, respectively.

     We were incorporated in 1891 to publish the Albany Herald in Albany, Georgia and entered the broadcasting industry in 1954. We have a dedicated and experienced senior management team, which has an average of over 18 years experience in the media industry.

BROADCASTING

     Our television stations have leading market positions. We believe that our market position and our strong local revenue stream have helped us to better preserve our revenues in softer economic conditions versus our peer group. Our properties have an extensive reach, covering a population of 7.3 million and an estimated 2.7 million households. Two satellite stations, KGIN, Grand Island, Nebraska and KBTX, Bryan, Texas, expand the depth and breadth of our coverage in two of our markets. With 10 CBS stations contributing approximately 2.1% of CBS's total national audience distribution, we are one of the leading CBS-affiliated station group owners in the United States.

     Within our broadcasting segment, we operate a fleet of 13 mobile satellite uplink units under the trade name "LYNQX." We provide our customers with C-band and Ku-band satellite uplinks, video and data transmission and television production services through LYNQX.

     For the 12 months ended December 31, 2001, revenues and operating cash flow before corporate and administrative expenses generated by our broadcasting segment were $106.4 million and $40.8 million, respectively. During this 12-month period, approximately 88% of our broadcasting revenue came from the sale of time to non-political national and local advertisers. Approximately 59% of our broadcast revenues came from local advertising, 29% came from national advertising, 6% came from network compensation payments under our network affiliate agreements and our remaining revenues came from political advertising and miscellaneous sources.

     We own the following broadcast properties:

                                                                                                                    STATION
                                                                                NETWORK     COMMERCIAL    STATION    NEWS
BROADCAST                                                DMA                    CONTRACT    STATIONS IN   RANK IN   RANK IN
OPERATIONS                        MARKET               RANK(1)   AFFILIATION   EXPIRATION     DMA(2)      DMA(3)    DMA(3)
----------            -------------------------------  -------   -----------   ----------   -----------   -------   -------
WVLT(4).............  Knoxville, TN                       62         CBS        12/31/04          5           2         3
WKYT................  Lexington, KY                       66         CBS        12/31/04          6           1         1
WYMT(5).............  Hazard, KY                          66         CBS        12/31/04        N/A           1         1
KWTX/KBTX(6)........  Waco-Temple-Bryan, TX               94         CBS        12/31/05          5           1         1
KOLN/KGIN(7)........  Lincoln-Hastings-Kearney, NE       102         CBS        12/31/05          5           1         1
WITN(4)(8)..........  Greenville-New Bern-               106         NBC        12/31/11          6           1         1
                      Washington, NC
WCTV................  Tallahassee, FL-Thomasville, GA    113         CBS        12/31/04          5           1         1
WRDW................  Augusta, GA                        114         CBS         3/31/05          6           1         1
WEAU(8).............  La Crosse-Eau Claire, WI           127         NBC        12/31/11          5           1         1
WJHG(8).............  Panama City, FL                    159         NBC        12/31/11          3           1         1
KXII................  Sherman, TX-Ada, OK                160         CBS        12/31/05          2           1         1
LYNQX...............  N/A                                N/A         N/A             N/A        N/A         N/A       N/A

                        % OF
                        2001
BROADCAST             BROADCAST
OPERATIONS             REVENUE
----------            ---------
WVLT(4).............     10%
WKYT................     15%
WYMT(5).............      4%
KWTX/KBTX(6)........     14%
KOLN/KGIN(7)........     10%
WITN(4)(8)..........      8%
WCTV................     11%
WRDW................      8%
WEAU(8).............      7%
WJHG(8).............      5%
KXII................      6%
LYNQX...............      2%

---------------

(1) Ranking of DMA served by a station among all DMAs is measured by the number of television households based within the DMA by Nielsen for the 2001-2002 broadcast season. "DMA" refers to a station's designated market area.

(2) Includes independent broadcasting stations and excludes satellite stations such as KBTX and KGIN.

(3) Based on management's review of the Nielsen Station Index, Viewers in Profile, dated November 2001, for the period from Sunday through Saturday, 7:00 a.m. through 1:00 a.m., as prepared by Nielsen.

(4) Tied in "Station Rank in DMA."

(5) The market area served by WYMT is an 18-county trading area, as defined by Nielsen, and is included in the Lexington, Kentucky DMA. WYMT's station rank is based upon its rating position in the 18-county trading area.

(6) KBTX is a VHF station located in Bryan, Texas and is operated primarily as a satellite station of KWTX, which is located in Waco, Texas.

(7) KGIN is a VHF station located in Grand Island, Nebraska and is operated primarily as a satellite station of KOLN, which is located in Lincoln, Nebraska.

(8) We have reached preliminary agreements with NBC regarding the extension of the NBC affiliates' contracts to December 11, 2011; we are currently working with NBC to finalize the definitive affiliation agreements.

PUBLISHING

     We own and operate four daily newspapers, located in Georgia and Indiana. In the aggregate, our newspapers have over 126,000 daily subscribers. Seeking to build a loyal readership and to distinguish our newspapers from other publications, we focus our papers on local news, sports and lifestyle.

     For the 12 months ended December 31, 2001, revenues and operating cash flow before corporate and administrative expenses generated by our publishing segment were $41.2 million and $9.4 million, respectively. During this 12-month period, retail advertising at 49% comprised the largest percent of our publishing revenue, while classifieds accounted for 30%, circulation revenue accounted for 19% and miscellaneous revenue accounted for 2%.

     We own the following newspapers:

                                                                     CIRCULATION     % OF 2001
                                                                   ---------------   PUBLISHING
PROPERTY NAME                                      MARKET          DAILY    SUNDAY    REVENUE
-------------                               --------------------   ------   ------   ----------
Gwinnett Daily Post.......................  Gwinnett County, GA    65,000   65,000      39%
The Albany Herald.........................  Southwest GA           28,000   31,000      37%
The Goshen News...........................  Elkhart County, IN     16,000   16,000      13%
The Rockdale Citizen/Newton Citizen.......  Rockdale County, GA/   17,000   17,000      11%
                                            Newton County, GA

PAGING/WIRELESS MESSAGING

     Our paging business, which we acquired in September 1996, is based in Tallahassee, Florida and operates in Columbus, Macon, Albany, Thomasville, Savannah and Valdosta, Georgia, in Dothan, Alabama, in Tallahassee, Gainesville, Orlando and Panama City, Florida and in certain contiguous areas. Our paging operations had approximately 75,000 units in service as of December 31, 2001. For the 12 months ended December 31, 2001, revenues and operating cash flow before corporate and administrative expenses generated by our paging segment were $8.7 million and $2.9 million, respectively.

                              RECENT DEVELOPMENTS

     On December 3, 2001, we exercised an option to acquire 301,119 shares of the outstanding common stock of Sarkes Tarzian, Inc., which we will refer to as Tarzian, from Bull Run Corporation, our principal shareholder. Bull Run had purchased these same shares from U.S. Trust Company of Florida Savings Bank as Personal Representative of the Estate of Mary Tarzian in January 1999.

     The acquired shares of Tarzian represent 33.5% of the total outstanding common stock of Tarzian, both in terms of the number of shares of common stock outstanding and in terms of voting rights, but represent 73% of the equity of Tarzian for purposes of dividends, if paid, as well as distributions in the event of any liquidation, dissolution or other sale of Tarzian.

     Tarzian is a closely held private company that owns and operates two television stations and four radio stations: WRCB-TV Channel 3 in Chattanooga, Tennessee, an NBC affiliate; KTVN-TV Channel 2 in Reno, Nevada, a CBS affiliate; WGCL-AM and WTTS-FM in Bloomington, Indiana; and WAJI-FM and WLDE-FM in Fort Wayne, Indiana. The Chattanooga and Reno markets are the 86th and the 110th largest television markets in the United States, respectively, as ranked by Nielsen.

     We paid $10 million to Bull Run to complete the acquisition of the 301,119 shares of Tarzian. We previously capitalized and paid to Bull Run $3.2 million of costs associated with our option to acquire these shares.

     In connection with our option agreement with Bull Run, we granted warrants to Bull Run to purchase up to 100,000 shares of our class B common stock at $13.625 per share, which vested upon our exercise of the option to purchase the Tarzian shares. The warrants expire on December 3, 2011.

     On February 12, 1999, Tarzian filed a complaint against Bull Run and the Estate in the United States District Court for the Southern District of Indiana. Tarzian claims that it had a binding and enforceable contract to purchase the Tarzian shares from the Estate prior to Bull Run's purchase of the shares, and requests judgment providing that its contract be enforced. On May 3, 1999, the action was dismissed without prejudice against Bull Run, leaving the Estate as the sole defendant. The litigation between the Estate and Tarzian is ongoing and we cannot predict when the final resolution of the litigation will occur. The purchase agreement with the Estate provides that if a court of competent jurisdiction awards title to the Tarzian shares to a person or entity other than the purchaser, the purchase agreement will be rescinded. In that event, the Estate will be required to pay for the benefit of Gray, as successor in interest to the purchaser, the full $10 million purchase price, plus interest. See "Risk Factors -- Risks Related to Our Business."

     On January 2, 2002, we dismissed Ernst & Young LLP as our principal independent accountants. Effective January 7, 2002, we retained
PricewaterhouseCoopers LLP as our principal independent accountants.

     In January 2002 we reached a preliminary agreement with NBC on the terms of a new 10-year affiliation agreement for WJHG. The agreement extends WJHG's affiliation with NBC until December 31, 2011. Effective January 1, 2002, WJHG no longer receives network compensation payments from NBC under the affiliation agreement. In addition, we have preliminarily agreed with NBC to extend the existing affiliation agreements for WITN and WEAU until December 31, 2011. The network aggregate compensation payments made by NBC to WITN and WEAU will remain generally consistent with the terms of the existing agreements until June 30, 2006 for WITN and December 31, 2005 for WEAU, after which times NBC will cease making further compensation payments. We are working with NBC to finalize the definitive agreements with respect to these revised NBC affiliation agreements.

     On March 1, 2002, our Board of Directors declared the following dividends, each of which was paid on March 29, 2002, to the applicable holders of record on March 15, 2002: (1) a dividend of $0.02 per share on our class A and class B common stock; (2) a dividend of $200.00 per share on our series A preferred stock; and (3) a dividend of $150.00 per share on our series B preferred stock. The total preferred stock dividends for the quarter ended March 31, 2002, which were paid pursuant to the terms of the preferred stock, aggregated $154,000.

     On April 1, 2002, Stations Holding Company, Inc., which we will refer to as Stations, the parent company of Benedek Broadcasting Corporation, which we will refer to as Benedek, and we executed a letter of intent which contemplates that we will acquire all of the capital stock of Stations for $500 million in cash less the amount of consolidated indebtedness of Stations and its subsidiaries, adjusted for intervening sales by Stations of selected stations.

     Benedek currently operates 22 television stations, which produced in 2001 net revenue of approximately $138.1 million and broadcasting cash flow of approximately $47.5 million, excluding its station in Wheeling, West Virginia. Benedek's affiliated stations -- 10 CBS, 7 ABC, 4 NBC and 1 FOX -- are located in 21 markets. Benedek has previously announced that its Wheeling, West Virginia station will be sold in a separate pending transaction.

     Benedek's and our combined station groups would comprise a total of 35 stations with 20 CBS affiliates, 7 NBC affiliates, 7 ABC affiliates and 1 FOX affiliate. These station groups currently have 24 stations ranked number one in viewing audience within their respective markets and reach in excess of 6% of total U.S. TV households. In addition, with 20 CBS affiliated stations, the combined company would be the largest non-network owner of CBS affiliates in the country. Based on results for the year ended December 31, 2001, the Gray and Benedek television stations on a combined basis would have produced approximately $244.5 million of revenue and $88.3 million of broadcast cash flow. Including our publishing and other operations, the Gray and Benedek operations for 2001 on a combined basis would have produced approximately $294.4 million of revenue and $100.6 million of media cash flow.

     Information about Benedek is based on information supplied by Benedek to us. We have not yet reviewed Benedek's finances and operations, and therefore are not in a position to verify its accuracy at this time.

     We intend to finance the acquisition by issuing a combination of debt and equity securities. We are considering raising the equity financing through a follow-on public offering of our common stock. The transaction, if it closes, would likely be completed by the fourth quarter of 2002.

     The acquisition is subject to execution of a definitive agreement, as well as approval by, among others, the Federal Communications Commission, or FCC, of the transfer of control of Benedek's television licenses. The transaction is also subject to the approval of the United States bankruptcy court in Delaware with jurisdiction over the reorganization of Stations, which filed a petition under Chapter 11 of the Federal Bankruptcy Code on March 22, 2002. We cannot guarantee that a definitive agreement will be entered into, that all required approvals will be obtained or that the transaction contemplated by the letter of intent can or will be consummated.
                             ---------------------

     We are a Georgia corporation formed in 1891. Our principal offices are located at 4370 Peachtree Road, NE, Atlanta, Georgia 30319, and our telephone number is (404) 504-9828.

                         SUMMARY OF THE EXCHANGE OFFER

     The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section entitled "The Exchange Offer."

Securities to be
Exchanged..................  On December 21, 2001, we issued $180 million in aggregate principal amount of original notes to the initial purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933. The terms of the exchange notes and the original notes are substantially identical in all material respects, except that the exchange notes have been registered under the Securities Act and are freely transferable. See "Description of Exchange Notes" and "Registration Rights Agreement."

The Exchange Offer.........  We are offering $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes. As of the date hereof, original notes representing $180 million in aggregate principal amount are outstanding. In order to exchange your original notes, you must properly tender them before the expiration of the exchange offer. See "The Exchange Offer -- Terms of the Exchange Offer."

Registration Rights
Agreement..................  We sold the original notes on December 21, 2001 in a private placement in reliance on Section 4(2) of the Securities Act of 1933. The original notes were immediately resold by the initial purchasers in reliance on Rule 144A and Regulation S under the Securities Act of 1933. In connection with the sale, we entered into a registration rights agreement with the initial purchasers of the original notes requiring us to make the exchange offer. The registration rights agreement provides that we must use our best efforts to (1) cause the registration statement with respect to the exchange offer to be declared effective within 210 days (by July 29, 2002) of the date on which we issued the original notes and (2) consummate the exchange offer within 30 days from the date the exchange offer registration statement is declared effective.

                             Under circumstances specified in the registration rights agreement, we may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act of 1933 in respect of the original notes or the exchange notes. See "Registration Rights Agreement."

Expiration Date............  The exchange offer will expire at 5:00 p.m., New
                             York City time, on           , 2002, or such later
                             date and time to which it may be extended. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal.................  The tender of the original notes in the exchange offer may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on           , 2002, or
                             such later date and time to which we may extend the exchange offer. See "The Exchange
                             Offer -- Withdrawal Rights."

Interest on the Exchange
Notes and the Original
Notes......................  Interest on the exchange notes will accrue from
                             December 21, 2001 or from the date of the last payment of interest on the original notes, whichever is later. No additional interest will be paid on original notes tendered and accepted for exchange. See "The Exchange Offer --

                             Acceptance of Original Notes For Exchange; Delivery of Exchange Notes."

Conditions to the Exchange
Offer......................  The exchange offer is subject to customary conditions, certain of which may be waived by us. See "The Exchange Offer -- Conditions to Exchange Offer."

Procedures for Tendering
Original Notes.............  Each holder of original notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal accompanying this prospectus, or a copy, in accordance with the instructions contained in this prospectus and the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the original notes and all other required documentation, to the exchange agent at the applicable address set forth in this prospectus. Anyone holding original notes through the Depository Trust Company, or DTC, and wishing to accept the exchange offer must do so pursuant to DTC's Automated Tender Offer Program, by which each tendering holder will agree to be bound by the letter of transmittal. By executing or agreeing to be bound by the letter of transmittal, each holder will represent to us that, among other things:

                             - the exchange notes acquired in the exchange offer
                               are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the registered holder of the original notes;

                             - the holder is not engaging in and does not intend
                               to engage in a distribution of the exchange notes;

                             - the holder does not have an arrangement or
                               understanding with any person to participate in a distribution of the exchange notes; and

                             - the holder is not an "affiliate," as defined in
                               Rule 405 under the Securities Act of 1933, of ours.

                             We will accept for exchange any and all original notes that are properly tendered, and not withdrawn, in the exchange offer prior to 5:00
                             p.m., New York City time, on           , 2002, or
                             such later date and time to which we may extend the exchange offer. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. Any original notes not accepted for exchange for any reason will be returned to the tendering holder as soon as practicable after the expiration or termination of the exchange offer. See "The Exchange Offer -- Procedures For Tendering Original Notes" and "The Exchange Offer -- Acceptance of Original Notes for Exchange; Delivery of Exchange Notes."

Guaranteed Delivery
Procedures.................  If a holder of original notes desires to tender original notes and the original notes are not immediately available, or time will not permit the holder's original notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender of the original notes may be effected by following the procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Resale of Exchange Notes...  Based on interpretations by the staff of the
                             Securities and Exchange Commission, as set forth in no-action letters issued to third parties unrelated to us, we believe that exchange notes issued in the exchange offer in exchange for original notes may be offered for resale, resold or otherwise transferred by holders (other than any holder which is our "affiliate" within the meaning of Rule 405 promulgated under the Securities Act of 1933, or a broker-dealer that purchased original notes directly from us to resell pursuant to Rule 144A or any other available exemption promulgated under the Securities Act of 1933), without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, provided that the exchange notes are acquired in the ordinary course of those holders' business and those holders have no intention, or arrangement or understanding with any person, to participate in a distribution of the exchange notes. However, we have not submitted a no-action letter to the SEC. We cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances. If our belief is not accurate and you transfer an exchange note without delivering a prospectus meeting the requirements of the Securities Act of 1933 or without an exemption from those requirements, you may incur liability under the Securities Act of 1933. We do not and will not assume, or indemnify you against, such liability. Furthermore, each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding to participate in a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in the exchange offer in exchange for original notes acquired by it as a result of market-making activities or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act of 1933 in connection with any resale of the exchange notes, may not rely on the staff's interpretations discussed above, and must comply with the prospectus delivery requirements of the Securities Act of 1933 in order to resell the exchange notes. See "The Exchange Offer -- Resale of Exchange Notes."

Exchange Agent.............  Bankers Trust Company is serving as exchange agent in connection with the exchange offer. See "The Exchange Offer -- Exchange Agent."

Federal Income Tax
Considerations.............  The exchange of original notes for exchange notes in the exchange offer should not constitute a sale or an exchange for federal income tax purposes. See "Material U.S. Federal Income Tax Considerations."

Use of Proceeds............  We will not receive any cash from the exchange of the original notes. See "Use of Proceeds."

Effect of Not Tendering....  Original notes that are not tendered or that are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the existing restrictions upon transfer. Except as noted above, we will have no further obligation to provide for the registration under the Securities Act of 1933 of those original notes. See "Risk Factors -- Risks Related to the Exchange Offer."

Dissenters' Rights.........  You will not have dissenters' rights or appraisal rights in connection with the exchange offer. See "The Exchange Offer -- Appraisal Rights."

                         SUMMARY OF THE EXCHANGE NOTES

     The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the original notes, except that the exchange notes will be registered under the Securities Act of 1933 and, accordingly, will not bear legends restricting their transfer. The exchange notes to be issued in the exchange offer will evidence the same debt as the original notes, and both the original notes and the exchange notes are governed by the same indenture.

     The summary below describes the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see the section entitled "Description of Exchange Notes."

Issuer.....................  Gray Communications Systems, Inc.

Securities Offered.........  $180.0 million principal amount of 9.25% senior subordinated notes due 2011

Maturity Date..............  December 15, 2011

Interest Rate..............  9.25% per year (calculated using a 360-day year)

Interest Payment Dates.....  June 15 and December 15 of each year, beginning on
                             June 15, 2002

Optional Redemption........  We may redeem:

                             - all or part of the original principal amount of
                               the notes beginning on December 15, 2006, at the redemption prices stated in "Description of Exchange Notes -- Redemption" plus accrued and unpaid interest;

                             - up to 35% of the original principal amount of the
                               notes at any time prior to December 15, 2004 at a price of 109.250% of the principal amount of the notes, plus accrued and unpaid interest, with the proceeds of certain public equity offerings of our company; and

                             - all but not part of the notes at any time prior
                               to December 15, 2006 at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption plus a make whole premium based upon the present value of the remaining payments on the notes.

Change of Control..........  Upon a change in control, defined as the acquisition by any persons of beneficial ownership of more than 35% of the voting power of the outstanding shares of our common stock, transfers of substantially all of our assets, certain substantial changes in our Board of Directors, certain consolidations or mergers of our company involving a significant change in shareholdings or the liquidation of our company, we will be required to make an offer to repurchase all of the outstanding notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase. Under certain circumstances, we may not be required to make a Change of Control Offer (as defined). See "Description of Exchange Notes -- Change of Control."

Ranking and
Subordination..............  The notes are our general unsecured obligations subordinated in right of payment to all of our existing and future senior indebtedness, including all of our obligations under our senior secured credit facility. As of December 31, 2001, we had senior indebtedness of $217.5 million and an additional $32.5 million of unused availability under our senior secured credit facility. See "Description of Exchange Notes -- Subordination."

Subsidiary Guarantees......  The notes are guaranteed, jointly and severally, fully and unconditionally, on a senior subordinated basis by each of the guarantors, which consist of all of our subsidiaries. The obligations of a guarantor under its guarantee of the notes are subordinated in right of payment, to the same extent as our obligations under the notes, to all existing and future senior indebtedness of such guarantor, which includes any guarantee by it of our indebtedness under our senior secured credit facility.

Basic Indenture
Covenants..................  The indenture governing the notes contains certain covenants that, among other things, limit our ability to (1) transfer or issue shares of capital stock of subsidiaries to third parties, (2) pay dividends or make certain other payments, (3) incur additional indebtedness, (4) issue preferred stock,
                             (5) incur liens to secure our indebtedness, (6) apply net proceeds from certain asset sales, (7) enter into certain transactions with affiliates or
                             (8) merge with or into any other person. See
                             "Description of Exchange Notes -- Covenants."

Exchange Offer;
Registration Rights........  We agreed to offer to exchange the original notes for a new issue of substantially identical debt securities registered under the Securities Act of 1933 as evidence of the same underlying obligation of indebtedness. This exchange offer is in satisfaction of that agreement. We have also agreed to provide a shelf registration statement to cover resales of the outstanding notes under specified circumstances. If we fail to satisfy these obligations, we have agreed to pay liquidated damages to holders of the outstanding notes under specified circumstances until we satisfy our obligations. See "Registration Rights Agreement."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Set forth below is our selected historical consolidated financial data. The financial data was derived from the audited consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2001, December 31, 2000, as amended, December 31, 1999 and December 31, 1998 and from other information and data contained in the Annual Reports. More comprehensive financial information is included in the Annual Reports. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Reports and all of the financial statements and related notes contained in the Annual Reports.

                                                                  YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------
                                                    1997(1)    1998(2)    1999(3)      2000       2001
                                                    --------   --------   --------   --------   --------
                                                                         (AUDITED)
                                                        (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues
  Broadcast (less agency commissions).............  $ 72,300   $ 91,007   $ 97,015   $120,640   $106,430
  Publishing......................................    24,536     29,330     37,808     41,499     41,189
  Paging..........................................     6,712      8,553      9,130      9,074      8,725
                                                    --------   --------   --------   --------   --------
Total revenues....................................   103,548    128,890    143,953    171,213    156,344
Operating expenses
  Broadcast, publishing and paging................    65,771     82,783     93,994    105,314    104,025
  Corporate and administrative....................     2,528      3,063      3,448      3,594      3,615
  Depreciation and amortization...................    14,519     18,117     24,451     31,207     30,824
                                                    --------   --------   --------   --------   --------
Total operating expenses..........................    82,818    103,963    121,893    140,115    138,464
Operating income..................................    20,730     24,927     22,060     31,098     17,880
Gain on disposition of television stations........        --     72,646         --         --         --
Valuation adjustments of goodwill and other
  assets..........................................        --     (2,074)        --         --         --
Depreciation in value of derivative, net..........        --         --         --         --     (1,581)
Miscellaneous income (expense), net...............       (31)      (242)       336        780        194
                                                    --------   --------   --------   --------   --------
Income before interest expense and income taxes...    20,699     95,257     22,396     31,878     16,493
Interest expense..................................    21,861     25,454     31,021     39,957     35,783
                                                    --------   --------   --------   --------   --------
Income (loss) before income taxes.................    (1,162)    69,803     (8,625)    (8,079)   (19,290)
Income tax expense (benefit)......................       240     28,144     (2,310)    (1,867)    (5,972)
                                                    --------   --------   --------   --------   --------
Net income (loss).................................    (1,402)    41,659     (6,315)    (6,212)   (13,318)
Preferred dividends...............................     1,410      1,318      1,010      1,012        616
Non-cash preferred dividends associated with
  preferred stock redemption......................        --      3,360         --      2,160         --
                                                    --------   --------   --------   --------   --------
Net income (loss) available to common
  stockholders....................................  $ (2,812)  $ 36,981   $ (7,325)  $ (9,384)  $(13,934)
                                                    ========   ========   ========   ========   ========
Basic earnings per common share(4):
  Net income (loss) available to common
    stockholders..................................  $  (0.24)  $   3.10   $  (0.57)  $  (0.61)  $  (0.89)
Diluted earnings per common share(4):
  Net income (loss) available to common
    stockholders..................................  $  (0.24)  $   2.98   $  (0.57)  $  (0.61)  $  (0.89)
OTHER DATA:
Operating cash flow(5)............................  $ 35,533   $ 43,561   $ 47,496   $ 62,653   $ 49,459
Operating cash flow margin(5).....................      34.3%      33.8%      33.0%      36.6%      31.6%

                                                                  YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------
                                                    1997(1)    1998(2)    1999(3)      2000       2001
                                                    --------   --------   --------   --------   --------
                                                                         (AUDITED)
                                                        (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
Cash flows provided by (used in):
  Operating activities............................  $  9,744   $ 20,074   $ 20,842   $ 22,765   $ 20,473
  Investing activities............................   (57,498)   (55,299)  (126,780)    (8,276)  (189,815)
  Financing activities............................    49,071     34,744    105,839    (14,061)   167,685
Capital expenditures..............................    10,372      9,271     11,712      5,702     11,243
Cash dividends per common share(6)................      0.05       0.06       0.08       0.08       0.08
Ratio of total debt to operating cash flow(7).....      6.4x       6.2x       8.0x       6.0x       8.0x
Ratio of operating cash flow to interest
  expense.........................................       1.6        1.7        1.5        1.6        1.4
Ratio of earnings to fixed charges................       0.9        3.7        0.7        0.8        0.5
Pro forma ratio of earnings to fixed charges......       1.0        3.8        0.7        0.8        0.5
BALANCE SHEET DATA (AT END OF PERIOD):
Total intangible assets, net......................  $263,425   $376,015   $526,433   $511,616   $497,311
Total assets(7)...................................   345,051    468,974    658,157    636,772    794,337
Long-term debt (including current portion) (7)....   227,076    270,655    381,702    374,887    551,444
Total stockholders' equity........................    92,295    126,703    168,188    155,961    142,196

---------------

(1) Reflects the operating results of our acquisition of substantially all of the assets of WITN-TV and our acquisition of all of the outstanding common stock of GulfLink Communications, Inc. as of their respective acquisition dates, August 1, 1997 and April 24, 1997.

(2) Reflects the operating results of our acquisition of all of the outstanding capital stock of Busse Broadcasting Corporation and our related acquisition of the assets of WEAU-TV in exchange for the assets of WALB-TV as of July 31, 1998, the closing date of the respective transactions. See Note B to our audited consolidated financial statements incorporated by reference in this prospectus.

(3) Reflects the operating results of our acquisition of all of the outstanding capital stock of KWTX Broadcasting Company and Brazos Broadcasting Company, as well as the assets of KXII Broadcasters Ltd., completed on October 1, 1999, and our acquisition of substantially all of the assets of The Goshen News from News Printing Company, Inc. and its affiliates, completed on March 1, 1999, as of their respective acquisition dates. See Note B to our audited consolidated financial statements incorporated by reference in this prospectus.

(4) On August 20, 1998, our board of directors declared a 50% stock dividend, payable on September 30, 1998, to stockholders of record of our class A common stock and class B common stock on September 16, 1998. This stock dividend effected a three-for-two stock split. All applicable share and per share data have been adjusted to give effect to the stock split.

(5) Operating cash flow is defined as operating income, plus depreciation and amortization (including amortization of program broadcast rights) and non-cash compensation, less payments for program broadcast obligations. Operating cash flow margin is defined as operating cash flow divided by revenues. We have included operating cash flow and operating cash flow margin because such data is commonly used as measures of performance for media companies and is also used by investors to measure a company's ability to service debt. Operating cash flow and operating cash flow margin are not, and should not, be used as indicators of, or alternatives to, operating income, net income or cash flow as reflected in our consolidated financial statements. Operating cash flow and operating cash flow margin are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

(6) Cash dividends were $0.08 per common share for all five periods; however, the amounts for 1997 and 1998 have been adjusted for a three-for-two stock split in 1998, which is discussed in Note (4) above.

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

(7) On December 21, 2001, we deposited $168.6 million with the trustee of our 10 5/8% Senior Subordinated Notes due 2006 to redeem those notes, including payment of principal, the applicable premium costs and accrued interest through the redemption date of January 22, 2002. Total assets includes the $168.6 million reflected as restricted cash for redemption of long-term debt and long-term debt (including current portion) includes the related $155.2 million of our 10 5/8% notes that were extinguished on January 22, 2002. The ratio of total debt to operating cash flow of 8.0x is calculated on a pro forma basis, which excludes the $155.2 million of our 10 5/8% notes. If the $155.2 million of our 10 5/8% notes were included in the total debt amount used to calculate the ratio of total debt to operating cash flow, the ratio would be 11.1x.

                                  RISK FACTORS

     This offering involves a high degree of risk. You should consider carefully the risks described below, together with the other information included or incorporated by reference in this prospectus, before you make a decision to participate in the exchange offer. If any of the following risks actually occurs, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect our ability to repay the notes.

                      RISKS RELATED TO THE EXCHANGE OFFER

HOLDERS THAT DO NOT EXCHANGE THEIR ORIGINAL NOTES HOLD RESTRICTED SECURITIES.

     If you do not exchange your original notes for exchange notes, your ability to sell your original notes will be restricted.

     If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes in a transaction not subject to the registration requirements of the Securities Act of 1933 and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws or offered or sold pursuant to an exemption from those requirements. If you are still holding any original notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have those original notes registered under the Securities Act or to any similar rights under the registration rights agreement, subject to limited exceptions, if applicable. After the exchange offer is completed, we will not be required, and we do not intend, to register the original notes under the Securities Act. In addition, if you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes would be adversely affected.

HOLDERS ARE RESPONSIBLE FOR COMPLIANCE WITH EXCHANGE OFFER PROCEDURES.

     You are responsible for complying with all exchange offer procedures. If you do not comply with the exchange offer procedures, you will be unable to obtain the exchange notes.

     We will issue exchange notes in exchange for your original notes only after we have timely received your original notes, along with a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to inform you of any defects or irregularities in the tender of your original notes for exchange. The exchange offer will expire
at 5:00 p.m., New York City time, on           , 2002, or on a later extended
date and time as we may decide. See "The Exchange Offer -- Procedures For Tendering Original Notes."

REQUIREMENTS FOR TRANSFER OF EXCHANGE NOTES.

     Even the exchange notes, in your hands, may not be freely tradable.

     Based on interpretations by the staff of the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, that you acquired your exchange notes in the ordinary course of your business and that you are not engaging in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of your exchange notes. However, we have not submitted a no-action letter to the SEC regarding this exchange offer and we cannot assure you that the

SEC would make a similar determination with respect to this exchange offer. If you are an affiliate of ours, are engaged in or intend to engage in, or have any arrangement or understanding with respect to, a distribution of the exchange notes to be acquired in the exchange offer, you will be subject to additional limitations. See "The Exchange Offer -- Resale of the Exchange Notes."

                           RISKS RELATED TO THE NOTES

WE DEPEND ON THE CASH FLOW OF OUR SUBSIDIARIES TO SATISFY OUR OBLIGATIONS, INCLUDING OUR OBLIGATIONS UNDER THE NOTES.

     Our operations are conducted through our direct and indirect wholly-owned subsidiaries, which guarantee the notes, jointly and severally, fully and unconditionally, on an unsecured senior subordinated basis. As a holding company, we own no significant assets other than our equity in our subsidiaries, and we are dependent upon the cash flow of our subsidiaries to meet our obligations. Accordingly, our ability to make interest and principal payments when due to holders of the notes and our ability to purchase the notes upon a change of control is dependent upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of any senior indebtedness of our subsidiaries, including the terms of existing and future guarantees of our indebtedness given by our subsidiaries. There can be no assurance that the funds received from our subsidiaries will be adequate to allow us to make payments on the notes. As a result, the notes and the subsidiary guarantees effectively are subordinated to all senior indebtedness and other liabilities and commitments of our subsidiaries.

YOUR RIGHT TO RECEIVE PAYMENT ON THE NOTES AND UNDER THE GUARANTEES IS JUNIOR TO ALL OF OUR AND THE GUARANTORS' SENIOR DEBT.

     All indebtedness under our senior secured credit facility is secured by substantially all of our assets, as well as the assets of our subsidiaries. Additionally, the notes and the guarantees are subordinated to the claims of the lenders under our senior secured credit facility.

     In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of the notes and the guarantees will be entitled to be paid in full in cash or cash equivalents or in any other manner acceptable to holders of senior debt from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the notes or under the affected guarantees. In any of these events, we cannot assure you that we would have sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, proportionally, than the holders of debt that is senior to the notes and the guarantees. The subordination provisions of the indenture also provide that we can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt. See "Description of Exchange Notes -- Subordination" for additional information.

     At December 31, 2001, the notes and the guarantees would have ranked junior to $217.5 million of our and our subsidiaries' senior debt and an additional $32.5 million of unused availability would have been available to borrow, subject to specified borrowing conditions, under our senior secured credit facility. In addition, our indenture and our senior secured credit facility permit, subject to specified limitations, the incurrence of additional indebtedness, which may be senior indebtedness. If we incur such additional indebtedness, the risks described above could intensify. See "Description of Exchange Notes -- Covenants" and "Description of Outstanding Indebtedness" for additional information.

OUR INDEBTEDNESS COULD MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We are highly leveraged and have significant fixed debt service obligations in addition to our operating expenses. Our indebtedness could have significant adverse effects on our business. For example, it could:

     - increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

     - reduce the availability of our cash flow to fund working capital, capital expenditures and other general business purposes;

     - limit our flexibility in planning for, or reacting to, changes in our industries, making us more vulnerable to economic downturns and limiting our ability to withstand competitive pressure;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit our ability to borrow additional funds.

     If our indebtedness affects our operations in these ways, our business, financial condition and results of operations could suffer, making it more difficult for us to satisfy our obligations under the notes. Furthermore, the indenture governing the notes and our senior secured credit facility permit us to incur substantial amounts of additional debt in specified circumstances. If we incur additional debt in the future, the related risks could intensify.

COVENANT RESTRICTIONS UNDER THE INDENTURE MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

     The indenture governing the notes contains covenants that may restrict our ability and the guarantors' ability to finance future operations or capital needs or to engage in other business activities.

     In addition, the indenture governing the notes restricts, among other things, our ability and the guarantors' ability to:

     - incur additional indebtedness;

     - make specified restricted payments;

     - make specified asset sales;

     - incur liens;

     - engage in intra-company transactions, such as the payment of dividends and the making of loans or advances;

     - engage in transactions with affiliates;

     - issue and sell capital stock of our subsidiaries; and

     - engage in a merger, consolidation or sale of substantial assets.

     We cannot assure you that we will meet the covenants in the indenture or that the holders of the notes that are party to the indenture will waive any failure to meet these covenants. A breach of any of these covenants would result in a default under the indenture, and may in turn result in a default under our senior secured credit facility. If an event of default occurs under our senior secured credit facility and continues beyond any applicable cure period, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If our indebtedness were to be accelerated, there can be no assurance that we would be able to pay it. Such acceleration would have a material adverse effect on our financial condition. See the sections "Description of Outstanding Indebtedness" and "Description of Exchange Notes."

THE GUARANTEES MAY NOT BE ENFORCEABLE BECAUSE OF FRAUDULENT CONVEYANCE LAWS.

     We are a holding company with no direct operations and no significant assets other than the stock of our subsidiaries. We will depend on funds from our subsidiaries to meet our obligations, including cash interest payments on the notes. If a court voids the guarantees, your right as a holder of notes to participate in any distribution of the assets of any of our subsidiaries upon the liquidation, reorganization or insolvency of a subsidiary will be subject to the prior claims of that subsidiary's creditors.

     Our subsidiaries' guarantees may be subject to review under U.S. federal bankruptcy laws or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Although laws differ among various jurisdictions, in general under fraudulent conveyance laws a court could subordinate or avoid a guarantee if it is found that:

     - the debt under the guarantee was incurred with the actual intent to hinder, delay or defraud creditors; or

     - a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee and a guarantor:

        - was insolvent or was rendered insolvent because of its guarantee;

        - was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital; or

        - intended to incur, or believed that we or it would incur, debts beyond its ability to pay upon maturity (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes).

     It may be asserted that, since the guarantors incurred their guarantees for our benefit, they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

     The standards for determining insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it issued the guarantee, either:

     - the sum of its debts, including contingent liabilities, is greater than its assets, at fair valuation; or

     - the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

     We believe that, at the time the guarantors initially incurred the debt represented by the guarantees, the guarantors were not insolvent or rendered insolvent by the incurrence of the debt, lacking sufficient capital to run their businesses effectively or unable to pay obligations on the guarantees as they mature or become due.

     In reaching the foregoing conclusions, we have relied upon our analyses of internal cash flow projections and estimated values of the assets and liabilities of the guarantors. We cannot assure you, however, that a court passing on the same questions would reach the same conclusions.

     If a guarantee is voided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that particular guarantor and you will only be a creditor of any guarantor whose obligation was not set aside or found to be unenforceable.

THERE MAY BE NO ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES TO BE ISSUED IN THE EXCHANGE OFFER.

     There is no existing market for the exchange notes. We cannot assure you with respect to:

     - the liquidity of any market for the exchange notes that may develop;

     - your ability to sell exchange notes; or

     - the price at which you will be able to sell the exchange notes.

     If a public market were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including the number of holders of the exchange notes, prevailing interest rates, the market for similar notes, our financial performance and prospects and the prospects for companies in our industry generally. We do not intend to list the exchange notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the exchange notes is currently anticipated. The initial purchasers of the original notes have advised us that they currently anticipate making a secondary market for the exchange notes, but they are not obligated to do so and may discontinue making a market at any time without notice. We cannot assure you that an active or liquid public trading market will develop for the exchange notes.

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE
INDENTURE.

     If we were to experience a change of control, the indenture governing the notes requires us to offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued interest to the date of purchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase the notes. The purchase of the notes may require additional third-party financing and we cannot assure you that we would be able to obtain that financing on favorable terms or at all.

     In addition, our senior secured credit facility restricts our ability to purchase the notes, even when we are required to do so by the indenture in connection with a change of control. Furthermore, similar change of control events will result in an event of default under our senior secured credit facility and could cause the acceleration of our debt thereunder. The inability to repay that debt, if accelerated, and to purchase all of the tendered notes in the event of a change of control, would constitute an event of default under the indenture.

     We may enter into transactions, including acquisitions, refinancings or recapitalizations, or highly leveraged transactions, that do not constitute a change of control under the indenture governing the notes. Any of these transactions may result in an increase in our debt or otherwise affect our capital structure, harm our credit ratings or have a material adverse effect on holders of the notes.

THE GUARANTORS MAY BE RELEASED UNDER CERTAIN CIRCUMSTANCES.

     Any guarantee of a guarantor may be released if we sell, exchange or transfer the stock of that guarantor or substantially all of its assets to a non-affiliate and the guarantor no longer guarantees any of our other debt. The indenture also permits us to sell a majority interest and retain a minority interest in a subsidiary engaged in our paging or satellite business and not require that subsidiary to remain as a guarantor of the notes.

BECAUSE A SIGNIFICANT PORTION OF OUR ASSETS ARE INTANGIBLE, THEY MAY HAVE LITTLE VALUE UPON A LIQUIDATION.

     Our assets consist primarily of intangible assets, including affiliation agreements with television networks such as NBC and CBS and FCC licenses, the value of which will depend significantly upon the success of our business and the financial prospects of the television broadcasting and paging industries in general. If we default on our indebtedness, or if we are liquidated, the value of these assets may not be sufficient to satisfy our obligations to our creditors and debtholders, including the holders of the notes.

                         RISKS RELATED TO OUR BUSINESS

WE HAVE RECORDED NET LOSSES IN THE LAST THREE YEARS AND THESE LOSSES MAY
CONTINUE.

     We have recorded net losses in the last three years. Our losses are primarily due to increased operating expenses, higher amortization and depreciation costs, increased interest expense relating to our acquisitions and, in 2001, declining advertising revenue caused, in large part, by the weaker economic environment and the cyclical decline in broadcast political revenue. Our net losses may continue for these reasons and also because of the phasing out of network compensation payments under certain of our network affiliation agreements.

     In September 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets," effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with these Statements. Other intangible assets will continue to be amortized over their useful lives. We were required to adopt the new rules effective January 1, 2002. During 2002, we will perform the first of the required impairment tests of goodwill and indefinite lived intangible assets as of

January 1, 2002. We have not yet determined what the effect of these tests will be on our earnings and financial position.

WE DEPEND ON ADVERTISING REVENUES, WHICH HAVE DECREASED RECENTLY AS A RESULT OF A NUMBER OF FACTORS AND ALSO EXPERIENCE SEASONAL FLUCTUATIONS.

     Our main source of revenue is sales of advertising time and space. Our ability to sell advertising time and space depends on:

     - the health of the economy in the areas where our stations and newspapers are located and in the nation as a whole;

     - the popularity of our programming and newspapers;

     - changes in the makeup of the population in the areas where our stations and newspapers are located;

     - pricing fluctuations in local and national advertising;

     - the activities of our competitors, including increased competition from other forms of advertising-based mediums, particularly network, cable television, direct satellite television and the Internet; and

     - other factors that may be beyond our control.

For example, a labor dispute or other disruption at a major national advertiser, or a recession in a particular market, would make it more difficult to sell advertising time and space and could reduce our revenue.

     In addition, our results are subject to seasonal fluctuations, which typically result in fourth quarter broadcast operating income being greater than first, second and third quarter broadcast operating income. This seasonality is primarily attributable to increased expenditures by advertisers in anticipation of holiday season spending and an increase in viewership during this period. Furthermore, revenues from political advertising are significantly higher in even-numbered years.

THE EVENTS OF SEPTEMBER 11, 2001 EXACERBATED A WEAK ADVERTISING MARKET.

     Before the events of September 11, 2001, our revenues had declined compared to the previous year in part because of a soft advertising market resulting from a weak overall economic environment. The terrorist attacks on September 11, 2001 caused advertising revenues to decline further as a result of 24-hour commercial-free news coverage and uncertainty in the wake of these attacks. The terrorist attacks led to the pre-emption and cancellation of advertisements, which we estimate caused a $1.0 million revenue loss in our broadcasting segment and a $50,000 revenue loss in our publishing segment during the quarter ended September 30, 2001. Any similar attack in the future could produce significant declines in our revenues.

OUR FLEXIBILITY IS LIMITED BY PROMISES WE HAVE MADE TO OUR LENDERS UNDER OUR SENIOR SECURED CREDIT FACILITY.

     Our existing senior secured credit facility prevents us from taking certain actions and requires us to meet certain tests. These limitations and tests include the following:

     - limitations on liens;

     - limitations on additional debt;

     - limitations on dividends and distributions;

     - limitations on management and consulting fees;

     - limitations on stock repurchases;

     - limitations on transactions with affiliates;

     - limitations on guarantees;

     - limitations on asset sales;

     - limitations on sale-leaseback transactions;

     - limitations on acquisitions;

     - limitations on changes in our business;

     - limitations on mergers and other corporate reorganizations;

     - limitations on loans, investments and advances, including investments in joint ventures and foreign subsidiaries; and

     - financial ratio and condition tests.

     These restrictions and tests may prevent us from taking action that could increase the value of our securities, or may require actions that decrease the value of our securities. In addition, we may fail to meet the tests and thereby default under our senior secured credit facility (particularly if the economy continues to soften and thereby reduce our advertising revenues). If we default on our obligations, creditors could require immediate payment of the obligations or foreclose on collateral. If this happened, we could be forced to sell assets or take other action that would reduce the value of our securities.

SERVICING OUR DEBT WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE SUFFICIENT CASH DEPENDS ON MANY FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL.

     Our ability to service our debt depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. In addition, the ability to borrow funds under our senior secured credit facility in the future will depend on our meeting the financial covenants in that agreement. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our senior secured credit facility or otherwise, in an amount sufficient to enable us to pay our debt or to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. Additional debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all. If we are unable to implement one or more of these alternatives, we may not be able to service our debt obligations, including making payments on the notes.

WE MUST PURCHASE NON-NETWORK TELEVISION PROGRAMMING IN ADVANCE BUT CANNOT PREDICT IF A PARTICULAR SHOW WILL BE POPULAR ENOUGH TO COVER ITS COST.

     One of our most significant costs is non-network television programming. If a particular non-network program is not popular in relation to its costs, we may not be able to sell enough advertising time to cover the costs of the program. Since we purchase non-network programming content from others, we also have little control over the costs of such programming. We usually must purchase non-network programming several years in advance, and may have to commit to purchase more than one year's worth of non-network programming. In addition, we may replace programs that are doing poorly before we have recaptured any significant portion of the costs we incurred, or fully expensed the costs for financial reporting purposes. Any of these factors could reduce our revenues or otherwise cause our costs to escalate relative to revenues.

WE MAY LOSE A LARGE AMOUNT OF TELEVISION PROGRAMMING IF A NETWORK TERMINATES ITS AFFILIATION WITH US OR IF CONTRACTS ARE RENEWED WITH LOWER OR NO COMPENSATION PAYMENTS.

     Our business depends in large part on the success of our network affiliations. Each of our stations is affiliated with a major network pursuant to an affiliation agreement. Each affiliation agreement provides the affiliated station with the right to broadcast all programs transmitted by the network with which the station is affiliated. In exchange for every hour that a station elects to broadcast network programming, the network pays the station a specific network compensation fee, which varies with the time of day. For the 12 months ended December 31, 2001, this network compensation comprised 6% of our broadcasting revenue.

     The preliminary NBC affiliation agreements we recently entered into for WJHG, WITN and WEAU expire on December 31, 2011. The CBS affiliation agreements expire as follows: (1) WVLT, WKYT, WYMT and WCTV, on December 31, 2004; (2) WRDW, on March 31, 2005; and (3) KWTX, KBTX, KOLN, KGIN and KXII, on December 31, 2005.

     The CBS affiliation agreements for KWTX, KBTX and KXII were renegotiated during the fourth quarter of 2000 and the agreements were extended through December 31, 2005. As a result of these negotiations, network compensation for KWTX, KBTX and KXII is being phased out over 2001 and 2002. In addition, our new NBC affiliation agreement for WJHG does not provide for any network compensation payments by NBC after December 31, 2001. Furthermore, our recent extensions of the WITN and WEAU agreements through December 31, 2011 do not provide for any network compensation payments during the extended terms of those agreements, which begin after June 30, 2006 and December 31, 2005, respectively.

     As evidenced by these negotiations, we may not be able to enter into new affiliation agreements that provide us with as much compensation from the networks as our present agreements. In addition, if we do not enter into affiliation agreements to replace any expiring agreements, we may no longer be able to carry programming of the relevant network. This loss of programming would require us to obtain replacement programming, which may involve higher costs and which may not be as attractive to our target audiences. Furthermore, our concentration of CBS affiliates makes us sensitive to adverse changes in our business relationship with, and the general success of, CBS.

COMPETITION FROM OTHER BROADCASTERS AND OTHER SOURCES MAY CAUSE OUR ADVERTISING SALES TO GO DOWN OR OUR COSTS TO GO UP.

     We face intense competition in our industry and markets from the following:

     Television Industry. Competition in the television industry exists on several levels: competition for audience; competition for programming, including news; and competition for advertisers. Additional factors that are material to a television station's competitive position include signal coverage and assigned frequency.

     Audience. Stations compete for audience based on program popularity, which has a direct effect on advertising rates. A substantial portion of the daily programming on each of our stations is supplied by the network affiliate. During those periods, the stations are totally dependent upon the performance of the network programs to attract viewers. There can be no assurance that this programming will achieve or maintain satisfactory viewership levels in the future. Non-network time periods are programmed by the station with a combination of self-produced news, public affairs and other entertainment programming, including news and syndicated programs purchased for cash, cash and barter, or barter only, and involve significant costs.

     In addition, the development of methods of television transmission of video programming other than over-the-air broadcasting and, in particular, cable television have significantly altered competition for audiences in the television industry. These other transmission methods can increase competition for a broadcasting station by bringing into its market distant broadcasting signals not otherwise available to the station's audience and also by serving as a distribution system for non-broadcasting programming.

     Technological innovation and the resulting proliferation of programming alternatives, such as home entertainment systems, "wireless cable" services, satellite master antenna television systems, low power television stations, television translator stations, direct broadcast satellite, video distribution services, pay-per-view and the Internet, have fractionalized television viewing audiences and have subjected free over-the-air television broadcast stations to new types of competition.

     Programming. Competition for programming involves negotiating with national program distributors or syndicators that sell first-run and rerun packages of programming. Each station competes against the broadcast station competitors in its market for exclusive access to off-network reruns, such as Seinfeld, and first-run product, such as Entertainment Tonight. Cable systems generally do not compete with local stations for programming, although various national cable networks from time to time have acquired programs that would have otherwise been offered to local television stations. Competition exists for exclusive news stories and features as well.

     Advertising. Advertising rates are based upon the size of the market in which the station operates, a station's overall ratings, a program's popularity among the viewers that an advertiser wishes to attract, the number of advertisers competing for the available time, the demographic makeup of the market served by the station, the availability of alternative advertising media in the market area, aggressive and knowledgeable sales forces and the development of projects, features and programs that tie advertiser messages to programming. Advertising revenues comprise the primary source of revenues for our stations. Our stations compete for advertising revenues with other television stations in their respective markets. The stations also compete for advertising revenues with other media, such as newspapers, radio stations, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail, Internet and local cable systems. Competition for advertising dollars in the broadcasting industry occurs primarily within individual markets.

     Deregulation. Recent changes in law have also increased competition. The Telecommunications Act of 1996 created greater flexibility and removed some limits on station ownership. The prices for stations have risen as a result. Telephone, cable and some other content providers are also free to provide video services in competition with us. The FCC is actively reviewing its ownership rules and further deregulation could lead to industry consolidation that could pose new competitive challenges in the markets in which we operate.

     Future technology under development. Cable providers and direct broadcast satellite companies are developing new techniques that allow them to transmit more channels on their existing equipment. These so-called "video compression techniques" will reduce the cost of creating channels, and may lead to the division of the television industry into ever more specialized niche markets. Video compression is available to us as well, but competitors who target programming to such sharply defined markets may gain an advantage over us for television advertising revenues. Lowering the cost of creating channels may also encourage new competitors to enter our markets and compete with us for advertising revenue.

     Newspaper Industry. Our newspapers compete for advertisers with a number of other media outlets, including magazines, Internet, radio and television, as well as other newspapers, which also compete for readers with our publications. One of our newspaper competitors is significantly larger than us and operates in two of our newspaper markets. New technological media for the delivery of news and information, such as the Internet, have fragmented historical newspaper audiences and subjected newspaper companies to new types of competition.

     Paging Industry. The paging industry is highly competitive. Companies in the industry compete on the basis of price, coverage area offered to subscribers, available services offered in addition to basic numeric or tone paging, transmission quality, system reliability and customer service.

     Our primary competitors include those paging companies that provide wireless service in the same geographic areas in which we operate. We experience competition from one or more competitors in all locations in which we operate. Some of our competitors have greater financial and other resources than we have.

     Our paging services also compete with other wireless communications services such as cellular service. The typical customer uses paging as a low-cost wireless communications alternative either on a stand-alone basis or in conjunction with cellular services. However, future technological developments in the wireless communications industry and enhancements of current technology could create new products and services, such as personal communications services and mobile satellite services, which are competitive with the paging services we currently offer. Recent and proposed regulatory changes by the FCC are aimed at encouraging these technological developments and new services and promoting competition. There can be no assurance that our paging business would not be adversely affected by these technological developments or regulatory changes.

THE PHASED INTRODUCTION OF DIGITAL TELEVISION WILL INCREASE OUR CAPITAL AND OPERATING COSTS AND MAY EXPOSE US TO INCREASED COMPETITION.

     The FCC has adopted rules and regulations that require television stations to implement digital television service, including high definition, in the United States. Under current regulations, all commercial television stations in the United States must start broadcasting in digital format by May 2002 and must abandon the present analog format by 2006, although the FCC may extend these dates. As of December 31, 2001, two of our stations were broadcasting in digital format. A third station began digital broadcasting in February 2002 and a fourth is anticipated to begin by May 2002. The FCC developed a streamlined method for stations to seek extensions of the May deadline in early 2002. Our remaining nine stations have been granted six-month extensions to the May 2002 deadline. The extensions will need to be renewed if the stations are not broadcasting in digital format by the time they expire. We currently expect that all of our stations will be broadcasting in digital format by the end of 2002. The stations that do not begin broadcasting in digital format by their extended deadlines could be subject to fines. If the stations do not eventually begin broadcasting in digital format, the stations could lose their digital allocation and be required to cease broadcasting at the end of the transition period when the analog spectrum is reclaimed.

     During a transition period, each existing analog television station will be permitted to operate a second station that will broadcast using the digital standard. During this transition, stations broadcasting in digital format will be allowed to operate at reduced power and to limit their hours of operation to conserve costs. After completion of the transition period, the FCC will reclaim the non-digital channels.

     There is considerable uncertainty about the final form of the FCC digital regulations. Even so, we believe that these new developments may have the following effects on us:

        Signal quality issues. Certain industry tests have indicated that the digital standard mandated (which mandate was recently reaffirmed) by the FCC, 8-level vestigial sideband (8-VSB), is currently unable to provide for reliable reception of a DTV signal through a simple indoor antenna. Absent improvements in DTV receivers, or an FCC ruling allowing us to use an alternative standard, continued reliance on the 8-VSB digital standard may not allow us to provide the same reception coverage with our digital signals as we can with our current analog signals. Furthermore, the FCC generally has made available much higher power allocations to digital stations that will replace stations on existing channels 2 through 13 than digital stations that will replace stations on existing channels 14 through
     69. This power disparity could put us at a disadvantage to our competitors that now operate on channels 2 through 13.

        Because of this poor reception quality and coverage, we may be forced to rely on cable television or other alternative means of transmission to deliver our digital signals to all of the viewers we are able to reach with our current analog signals. While the FCC ruled that cable companies are required to carry the signals of digital-only television stations, the agency has tentatively concluded, subject to additional inquiry, that cable companies should not be required to carry both the analog and digital signals of stations during the transition period when stations will be broadcasting in both modes. If the FCC does not require this, cable customers in our broadcast markets may not receive our digital signal, which could negatively impact our stations.

        Capital and operating costs. We will incur costs to replace equipment in our stations in order to provide digital television. Even with the flexible operating requirements, some of our stations will also incur increased utilities costs as a result of converting to digital operations. We cannot be certain we will be able to increase revenues to offset these additional costs.

        Conversion and programming costs. We expect to incur approximately $31.4 million in costs, of which we have incurred approximately $10.6 million through December 31, 2001, to convert our stations from the current analog format to digital format. This $31.4 million amount includes a capital lease of approximately $2.5 million for tower facilities at WVLT-TV, our station in Knoxville, Tennessee. However, our aggregate costs may be higher than this estimate. We also may incur additional costs to obtain programming for the additional channels made available by digital technology. Increased revenues from the additional channels may not make up for the conversion costs and additional programming expenses. Also, multiple channels programmed by other stations could increase competition in our markets.

CERTAIN DIRECTORS AND OFFICERS MAY BE SUBJECT TO POTENTIAL CONFLICTS.

     J. Mack Robinson, President, Chief Executive Officer and a director of Gray, is Chairman of the Board of Bull Run Corporation, our principal stockholder, and the beneficial owner of approximately 23.4% of Bull Run's common stock. Robert S. Prather, Jr., Executive Vice President-Acquisitions and a director of Gray, is President, Chief Executive Officer and a director of Bull Run and the beneficial owner of approximately 8.4% of Bull Run's common stock. Hilton H. Howell, Jr., Executive Vice President and a director of Gray, is Vice President, Secretary and a director of Bull Run. Accordingly, each of these individuals may be subject to conflicts of interest in connection with, for example, the negotiation of agreements or the provision of services between Gray and Bull Run. Each of these individuals will devote such time to our business and affairs as is appropriate under the circumstances. Each of these individuals, however, has other duties and responsibilities with Bull Run that may conflict with the time that might otherwise be devoted to his duties with us.

BULL RUN AND CERTAIN OF OUR DIRECTORS AND EXECUTIVE OFFICERS HOLD SUBSTANTIAL EQUITY IN US AND MAY USE THIS INFLUENCE IN WAYS THAT ARE NOT CONSISTENT WITH THE INTERESTS OF OTHER SECURITY HOLDERS.

     Bull Run and the executive officers and directors mentioned above, and their affiliates, hold or have the right to vote in the aggregate approximately 49.9% in voting power of our currently outstanding common stock. Furthermore, if all options and warrants that are currently outstanding were exercised, their voting power would increase to approximately 57.7%. Accordingly, these persons may have substantial influence on us in ways that might not be consistent with the interests of other security holders. These persons may also have significant influence and control over the outcome of any matters submitted to our stockholders for approval.

PENDING LITIGATION COULD ADVERSELY AFFECT OUR OWNERSHIP INTEREST IN TARZIAN.

     As discussed in the "Prospectus Summary" above, on December 3, 2001, we acquired 301,119 shares of the outstanding common stock of Tarzian from Bull Run for $10 million plus $3.2 million of related costs which had previously been capitalized. Bull Run had previously acquired these shares from the Estate of Mary Tarzian. Subsequent to Bull Run's acquisition of these shares, Tarzian filed a complaint against Bull Run and the representative of the Estate claiming that Tarzian had a binding and enforceable contract to purchase these shares from the Estate prior to Bull Run's acquisition. Tarzian requested judgment to enforce its alleged contract. Although the action has since been dismissed without prejudice against Bull Run, the litigation between Tarzian and the Estate is ongoing. If Tarzian were to prevail in that litigation, that could ultimately lead to litigation against us, which might involve a claim for rescission of the acquisition of the Tarzian shares from the Estate and/or a claim for damages.

WE MAY BE UNABLE TO IDENTIFY OR INTEGRATE ACQUISITIONS SUCCESSFULLY OR ON COMMERCIALLY ACCEPTABLE TERMS.

     We have made a number of acquisitions and in the future may make additional acquisitions. We cannot assure you that we will be able to identify suitable acquisition candidates in the future. Even if we do identify suitable candidates, we cannot assure you that we will be able to make acquisitions on commercially acceptable terms. The failure to acquire suitable candidates, or the consummation of a future acquisition at a price or on other terms that prove to be unfavorable, could adversely affect our business and results of operations.

     In order to integrate successfully these future acquisitions into our business, we will need to coordinate the management and administrative functions and sales, marketing and development efforts of each company. Combining companies presents a number of challenges, including integrating the management of companies that may have different approaches to sales and service, and the integration of a number of geographically separated facilities. In addition, integrating acquisitions requires substantial management time and attention, which may distract management from our day-to-day business, and could disrupt our ongoing business and increase our expenses. If we cannot successfully integrate our future acquisitions, our business and results of operations could be adversely affected.

     We may need to incur debt or issue equity securities to pay for any future acquisitions. However, debt or equity financing may not be available in sufficient amounts or on terms acceptable to us, or at all.

OUR SUCCESS DEPENDS ON OUR SENIOR MANAGEMENT.

     Our success depends to a significant extent on the efforts of our senior management. As a result, if any of these individuals were to leave, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successors gain the necessary experience.

A DEFICIENCY HAS BEEN ASSERTED BY THE INTERNAL REVENUE SERVICE FOR 1996.

     In connection with an audit of our 1996 federal income tax return, the Internal Revenue Service has asserted a deficiency in income taxes of approximately $12.1 million, plus related interest and penalties. The asserted deficiency relates principally to our acquisition in 1996 of certain assets of First American Media, Inc. On January 18, 2002, we filed a petition in the United States Tax Court to contest this deficiency, and we believe that we have a meritorious position with respect to the issues related to the deficiency. We cannot be certain when, and if, this matter will be resolved in our favor, and if it is not, we could incur negative consequences in future years.

                      RISKS RELATED TO REGULATORY MATTERS

FEDERAL REGULATION OF THE BROADCASTING INDUSTRY LIMITS OUR OPERATING
FLEXIBILITY.

     The FCC regulates our business, just as it does all other companies in the broadcasting industry. We must ask the FCC's approval whenever we need a new license, seek to renew or assign a license, purchase a new station or transfer the control of one of our subsidiaries that holds a license. Our FCC licenses are critical to our operations; our broadcasting segment cannot operate without them. We cannot be certain that the FCC will renew these licenses in the future or approve new acquisitions.

     Federal legislation and FCC rules have changed significantly in recent years and can be expected to continue to change. These changes may limit our ability to conduct our business in ways that we believe would be advantageous and may therefore affect our operating results.

     THE FCC'S DUOPOLY RESTRICTIONS LIMIT OUR ABILITY TO OWN AND OPERATE MULTIPLE TELEVISION STATIONS IN THE SAME MARKET AND OUR ABILITY TO OWN AND OPERATE A TELEVISION STATION AND NEWSPAPER IN THE SAME MARKET.

     The FCC's ownership rules generally prohibit us from owning or having "attributable interests" in television stations located in the same markets in which our stations are licensed. Accordingly, our ability to expand through acquisitions of additional stations in markets where we presently are operating is constrained by those rules. Under current FCC cross-ownership rules, we also are not allowed to own and operate a television station and a newspaper in the same market.

OUR PAGING OPERATIONS ARE SUBJECT TO FEDERAL REGULATION.

     Our paging operations, which we acquired in September 1996, are subject to regulation by the FCC under the Communications Act of 1934. The FCC has granted us licenses to use the radio frequencies necessary to conduct our paging operations.

     The FCC paging licenses granted to us are for varying terms of up to 10 years, at the end of which renewal applications must be approved by the FCC. We hold various FCC radio licenses which are used in connection with our paging operations. Paging licenses will expire during calendar year 2009. Licensees in the paging services normally enjoy a license renewal expectancy and the vast majority of license renewal applications are granted in the normal course. Although we are unaware of any circumstances which could prevent the grant of renewal applications, we cannot be certain that any of our licenses will be free of competing applications or will be renewed by the FCC. Furthermore, the FCC has the authority to restrict the operations of licensed facilities or to revoke or modify licenses. We cannot be certain that our licenses will not be revoked or modified involuntarily in the future.

     Pursuant to Congressional mandate, the FCC has adopted rules regarding the award of license authorizations by competitive bidding. Pursuant to those rules, the FCC may award licenses for new or existing services by auction, as done with the 800 MHz band. The FCC began awarding geographic area and paging licenses by auction in February 2000. We cannot be certain that we will be able to procure additional spectrum or expand our existing paging network into new service areas, which would require us to make significant auction payments.

                                USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, the original notes in like principal amounts. The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, there will not be an increase in our outstanding indebtedness.

     The net proceeds of the offering of the original notes were used to redeem our 10 5/8% senior subordinated notes due 2006, including payment of principal, the applicable premium costs and accrued interest through the redemption date of January 22, 2002, and for general corporate purposes.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2001, which reflects the sale of the original notes, our purchase of the Tarzian shares and the application of the net proceeds from the sale of the original notes. See "Use of Proceeds." This table should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in this prospectus.

                                                                DECEMBER 31, 2001
                                                              ---------------------
                                                              (DOLLARS IN MILLIONS)
Long-term debt:
  Senior Secured Credit Facility............................         $217.5
  9.25% Senior Subordinated Notes due 2011, net of $1.4
     million discount.......................................          178.6
  10 5/8% Senior Subordinated Notes due 2006(1).............          155.2
  Other (includes current portion)..........................            0.1
                                                                     ------
       Total long-term debt including current portion.......          551.4
Total stockholders' equity..................................          142.2
                                                                     ------
       Total capitalization.................................         $693.6
                                                                     ======

---------------

(1) On January 22, 2002, we redeemed all $155.2 million in aggregate principal amount of our 10 5/8% Senior Subordinated Notes due 2006. The funds used to redeem these notes were provided by the issuance of the 9.25% Senior Subordinated Notes due 2011. See "Use of Proceeds."

                    DESCRIPTION OF OUTSTANDING INDEBTEDNESS

SENIOR SECURED CREDIT FACILITY

     We amended and restated our senior secured credit facility on September 25, 2001. The facility provides us with a $200 million term facility and a $50 million reducing revolving credit facility. In addition, the agreement provides us with the ability to access, through December 31, 2003, up to $100 million of incremental senior secured term loans upon the consent of the lenders.

     Under the revolving and term facilities, at our option, we can borrow funds at an interest rate equal to LIBOR plus a margin or at the lenders' base rate plus a margin. The base rate will generally be equal to the lenders' prime rate. Interest rates under the revolving facility are base rate plus a margin ranging from 0.25% to 1.75% or LIBOR plus a margin ranging from 1.5% to 3.0%. Interest rates under the term facility are base rate plus a margin ranging from 1.75% to 2.0% or LIBOR plus a margin ranging from 3.0% to 3.25%. Our applicable margin will be determined by our operating leverage ratio which is calculated quarterly. As of December 31, 2001, the interest rate for the revolving credit facility was the lenders' base rate plus 1.75% or LIBOR plus 3.0% at our option. As of December 31, 2001, the interest rate for the term facility was the lenders' base rate plus 2.0% or LIBOR plus 3.25% at our option.

     The lenders' commitments for the revolving facility will reduce quarterly, as specified in the credit agreement, beginning March 31, 2004, and final repayment of any outstanding amounts under the revolving facility is due December 31, 2008. The term facility commences amortization in quarterly installments of $500,000 beginning March 31, 2003 through December 31, 2008, with the remaining outstanding balance payable in three equal quarterly installments beginning March 31, 2009. The final maturity date for any outstanding amounts under the term facility is September 30, 2009.

     The facilities are collateralized by substantially all of the assets, excluding real estate, of our subsidiaries and us. In addition, our subsidiaries are joint and several guarantors of the obligations and our ownership interests in our subsidiaries are pledged to collateralize the obligations. The agreement contains certain restrictive provisions which include, but are not limited to, requiring us to maintain certain financial ratios and limits upon our ability to incur additional indebtedness, make certain acquisitions or investments, sell assets and make other restricted payments.

     At December 31, 2001, the balance outstanding and the balance available under our senior secured credit facility were $217.5 million and $32.5 million, respectively, and the interest rate on the balance outstanding was 5.8%.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal that accompanies this prospectus (the "Letter of Transmittal"), we will accept for exchange original notes that are properly tendered prior to the Expiration Date and not withdrawn. "Expiration Date" means
5:00 p.m., New York City time, on           , 2002, or, if we have extended the
period of time for the exchange offer, the latest time and date to which the exchange offer is extended.

     As of the date of this prospectus, $180 million aggregate principal amount of the original notes was outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about the date set forth on the cover page of this prospectus to all holders of original notes at the addresses set forth in the securities register with respect to the original notes maintained by DTC. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions set forth below. See "-- Conditions to Exchange Offer."

     We expressly reserve the right, at any time or from time to time, to extend the period during which the exchange offer is open, and thereby delay acceptance for exchange of any original notes, by mailing written notice of such extension to the holders as described below. During any extension, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange for any reason will be returned without expense to the holder as promptly as practicable after the expiration or termination of the exchange offer.

     Original notes tendered in the exchange offer must be $1,000 in principal amount or any integral multiple thereof.

     We will mail written notice of any extension, amendment, non-acceptance or termination to holders of the original notes as promptly as practicable, such notice to be mailed to the holders of record of the original notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date or other event giving rise to such notice requirement.

PROCEDURES FOR TENDERING ORIGINAL NOTES

     Letter of Transmittal. The tender to us of original notes by a holder as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal. Except as set forth below, a holder who wishes to tender original notes for exchange must transmit a properly completed and duly executed Letter of Transmittal, together with all other documents required by such Letter of Transmittal, to the Exchange Agent at the applicable address set forth below under "-- Exchange Agent" prior to the Expiration Date.

     Other Documents.  In addition,

     - the Exchange Agent must receive certificates for the original notes along with the Letter of Transmittal,

     - the Exchange Agent must receive prior to the Expiration Date a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the original notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, or

     - the holder must comply with the guaranteed delivery procedures described in "-- Guaranteed Delivery Procedures" below.

     The method of delivery of original notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used in all cases. Sufficient time should be allowed to ensure timely delivery. No Letters of Transmittal or original notes should be sent to us.

     Signatures. Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered (1) by a registered holder of the original notes who has not completed either the box entitled "Special Registration Instructions" or the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (2) for the account of an Eligible Institution (as defined below). If signatures on a Letter of Transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by a firm that is an eligible guarantor institution (such as a bank, stockbroker, national securities exchange, registered securities association, savings and loan association or credit union with membership in a signature medallion program) pursuant to Exchange Act Rule 17Ad-15 (collectively, "Eligible Institutions"). If original notes are registered in the name of a person other than the person signing the Letter of Transmittal, the original notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us, duly executed by the registered holder, with the signature guaranteed by an Eligible Institution.

     Powers of Attorney. If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of the original notes, the original notes must be endorsed or accompanied by appropriate powers of attorney, signed exactly as the name or names of the registered holder or holders appears on the original notes.

     Representatives, Trustees, Guardians, Etc. If the Letter of Transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     Required Acknowledgments; Resales by Broker-Dealers. By tendering original notes, each holder, other than a broker-dealer, must acknowledge that (1) it is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act, (2) the exchange notes to be acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the registered holder of the original notes, (3) it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and (4) it does not have an arrangement or understanding with any person to participate in a distribution of the exchange notes. If any holder of original notes is an affiliate of ours or is engaged in or intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the exchange notes to be acquired in the exchange offer, the holder:

     - cannot rely on the applicable interpretations of the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where those original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Any such broker-dealer may be deemed to be an "underwriter" under the Securities Act. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     We will accept, promptly after the Expiration Date, all original notes properly tendered and will issue the exchange notes promptly after acceptance of the original notes. For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the most recent date on which interest has been paid on the original notes or, if no interest has been paid, from December 21, 2001. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer, except as set forth in the immediately preceding sentence. Holders of original notes whose original notes are accepted for exchange will not receive any payment in respect of interest on the original notes otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer.

     In all cases, issuance of exchange notes for original notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the Exchange Agent of:

     - certificates for the original notes or a timely Book-Entry Confirmation of the transfer of the original notes into the Exchange Agent's account at DTC;

     - a properly completed and duly executed Letter of Transmittal; and

     - all other required documents.

     If any tendered original notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if certificates representing original notes are submitted for a greater principal amount than the holder desires to exchange, certificates representing the unaccepted or non-exchanged original notes will be returned without expense to the tendering holder (or, in the case of original notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, the unaccepted original notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange will be determined by us in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular original notes not properly tendered or not to accept any particular original notes if acceptance might, in our judgment or the judgment of our counsel, be unlawful. See "-- Conditions to Exchange Offer." We also reserve the absolute right in our sole discretion to waive any defects or irregularities or conditions to the exchange offer as to any particular original notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer as to any particular original notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes for exchange must be cured within a reasonable period of time that we shall determine. Neither Gray, the Exchange Agent nor any other person shall be required to give notice of any defect or irregularity regarding any tender of original notes for exchange, nor shall any of them incur any liability for failure to give notice.

     The Exchange Agent has established an account with respect to the original notes at DTC for purposes of the exchange offer and any financial institution that is a participant in DTC's systems may make book-entry delivery of original notes by causing DTC to transfer the original notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

     Although delivery of original notes may be effected through book-entry transfer at DTC, the Letter of Transmittal, or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the applicable address set forth below under "-- Exchange Agent" prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of original notes desires to tender the original notes and the original notes are not immediately available, or time will not permit the holder's original notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     - the tender is made through an Eligible Institution;

     - prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by us (by facsimile transmission, mail, overnight courier or hand delivery), setting forth the name and address of the holder of original notes, the certificate numbers of the original notes and the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the Letter of Transmittal, or a facsimile thereof, together with the original notes in proper form for transfer, or a Book-Entry Confirmation, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     - the properly completed and duly executed Letter of Transmittal, or a facsimile thereof, as well as all tendered original notes in proper form for transfer, or a Book-Entry Confirmation, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of original notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written or facsimile notice of withdrawal must be received by the Exchange Agent at the applicable address set forth below under "-- Exchange Agent." Any notice of withdrawal must specify the name of the person having tendered the original notes to be withdrawn, identify the original notes to be withdrawn, including the principal amounts of such original notes, and, where certificates for original notes have been transmitted, specify the name in which such original notes are to be registered, if different from that of the tendering holder.

     If certificates for original notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless the holder is an Eligible Institution. If original notes have been tendered pursuant to the procedures for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder (or, in the case of original notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, the original notes will be credited to an account maintained with DTC for the original notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "-- Procedures For Tendering Original Notes" at any time prior to the Expiration Date.

CONDITIONS TO EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer if, at any time before the acceptance of such original notes or the exchange of the exchange notes for such original notes, we determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or, to the extent legally permissible, may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any such original notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended. In any event, we are required to use our best efforts to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     All executed Letters of Transmittal should be directed to the Exchange Agent at the applicable address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

    By Hand:
     Bankers Trust Company
     c/o The Depository Trust Clearing Corporation
     55 Water Street, 1st floor
     Jeanette Park Entrance
     New York, NY 10041

    By Mail:
     BT Services Tennessee, Inc.
     Reorganization Unit
     P.O. Box 292737
     Nashville, TN 37229-2737

    By Overnight Mail or Courier:
     BT Services Tennessee, Inc.
     Corporate Trust & Agency Services
     Reorganization Unit
     648 Grassmere Park Road
     Nashville, TN 37211

    Fax: (615) 835-3701
     Confirm by Telephone: (615) 835-3572

    Information (800) 735-7777

Delivery of the Letter of Transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above do not constitute valid delivery of the Letter of Transmittal.

FEES AND EXPENSES

     We will not make any payment to brokers-dealers or others soliciting acceptances of the exchange offer.

TRANSFER TAXES

     Holders who tender original notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

APPRAISAL RIGHTS

     Holders of original notes will not have dissenters' rights or appraisal rights in connection with the exchange offer.

RESALE OF THE EXCHANGE NOTES

     Based on interpretations by the SEC staff issued to third parties, exchange notes issued in exchange for original notes may be offered for resale, resold or otherwise transferred by a holder without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     - the exchange notes are acquired in the ordinary course of the holder's business;

     - the holder is not engaged in, and does not intend to engage in, the distribution of the exchange notes;

     - the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

     - the holder is not an "affiliate" of ours, as defined in Rule 405 under the Securities Act.

     Each holder, other than a broker-dealer, must make an acknowledgment as to the foregoing in the Letter of Transmittal. This analysis is based upon the SEC's position in no-action letters issued regarding other transactions that were substantially similar to this exchange offer. Although the SEC has not indicated that it has changed its position on this issue, we have not sought our own interpretive letter from the SEC. There is no assurance that the SEC would make a similar determination with respect to the resale of the exchange notes. See "Risk Factors -- Requirements for transfer of exchange notes."

     If any holder is an affiliate of ours, or is engaged in or intends to engage in, or has any arrangement or understanding with respect to, the distribution of the exchange notes to be acquired in the exchange offer, the holder

     - cannot rely on the applicable interpretations of the SEC staff; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes where the original notes exchanged for such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of such exchange notes. We have agreed to make this prospectus available, for a period of 180 days following the consummation of the exchange offer, to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available.

SAME-DAY FUNDS SETTLEMENT AND PAYMENT

     We will make all payments of principal and interest in respect of exchange notes in book-entry form in immediately available funds to the accounts specified in DTC.

     Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. In contrast, the exchange notes will trade in DTC's Same-Day Funds Settlement System until maturity or until the exchange notes are issued in certificated form, and secondary market trading activity in the exchange notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the exchange notes.

CONCERNING THE TRUSTEE

     Bankers Trust Company is the trustee under the indenture. We may maintain deposit accounts or conduct other banking transactions with the trustee in the ordinary course of business. Notice to the trustee should be directed to Bankers Trust Company, Four Albany Street, 4th Floor, New York, New York 10006,
Attention: Corporate Trust and Agency Services.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

     We issued the original notes, and will issue the exchange notes, under an Indenture (the "Indenture"), dated as of December 15, 2001, by and among us, the Subsidiary Guarantors and Bankers Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

     We summarize below certain material provisions of the Indenture, but do not restate the Indenture in its entirety. We urge you to read the Indenture because it defines your rights. You can obtain a copy of the Indenture and a form of the Notes from us.

     Key terms used in this section are defined under "-- Certain Definitions". When we refer in this section to:

     - the "Company", we mean Gray Communications Systems, Inc. and not its subsidiaries; and

     - the "Notes", we mean Notes originally issued on the Issue Date, exchange notes issued therefor and Additional Notes.

     The terms of the exchange notes are substantially identical in all material respects to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act and are freely transferable, and there are certain rights under the registration rights agreement that do not apply to holders of the exchange notes. See "Registration Rights Agreement."

OVERVIEW OF THE NOTES

     The Notes are:

     - general unsecured senior subordinated obligations of the Company;

     - subordinated to Senior Debt existing on the Issue Date or incurred thereafter;

     - guaranteed, jointly and severally, on an unsecured senior subordinated basis by the Subsidiary Guarantors;

     - limited in aggregate principal amount to $280.0 million of which $180.0 million principal amount was issued on the Issue Date.

     As described in the consolidated financial information included elsewhere in this prospectus (or incorporated by reference herein), at December 31, 2001:

     - our total indebtedness was approximately $551.4 million, which included $155.2 million of 10 5/8% Senior Subordinated Notes that were redeemed on January 22, 2002 and $180.0 million of the 9.25% Senior Subordinated Notes due 2011;

     - the Company had approximately $217.5 million of secured indebtedness under our Senior Credit Facility; and

     - the Subsidiary Guarantors had indebtedness of approximately $186,000 and guarantees of indebtedness of approximately $217.5 million under our Senior Credit Facility.

ADDITIONAL NOTES

     Subject to the limitations set forth under "-- Covenants -- Limitation on Incurrence of Indebtedness", the Company may incur additional Indebtedness. At our option, this additional Indebtedness may consist in part of additional Notes ("Additional Notes") of up to $100.0 million issued in one or more transactions, which have identical terms as Notes issued on the Issue Date and exchange notes. Holders of Additional

Notes would have the right to vote together with holders of Notes issued on the Issue Date and exchange notes as one class.

PRINCIPAL, MATURITY AND INTEREST

     We issued $180.0 million of aggregate principal amount of Notes on the Issue Date in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on December 15, 2011.

     Interest on the Notes will accrue at the rate of 9.25% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2002, to holders of record on the immediately preceding June 1 and December 1. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in the City of New York will be the office of the Trustee maintained for such purpose. The original notes were issued, and the exchange notes will be issued, in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

     The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash or any other form acceptable to the holders of Senior Debt, of all Senior Debt of the Company, whether outstanding on the Issue Date or incurred thereafter. As of December 31, 2001, the Company had approximately $217.5 million of Senior Debt outstanding. See "Description of Outstanding Indebtedness -- Senior Secured Credit Facility" and "-- Covenants -- Limitation on Incurrence of Indebtedness."

     Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any liquidation, dissolution or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash or any other form acceptable to the holders of Senior Debt, of all Obligations due in respect of such Senior Debt before the holders of the Notes will be entitled to receive any payment or distribution with respect to the Notes (excluding certain equity or subordinated debt securities).

     The Company also may not make any payment or distribution of any assets or securities of the Company or any Subsidiary Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other debt of the Company or the Subsidiary Guarantors being subordinated to the payment of the Notes) upon or in respect of the Notes (excluding certain equity or subordinated debt securities) if the Trustee has received written notice (a "Payment Blockage Notice") from the representative of any holders of Designated Senior Debt that (x) a default (whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default, has occurred) in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with any Designated Senior Debt has occurred and is continuing (a "Payment Default") or (y) any other default has occurred and is continuing with respect to any Designated Senior Debt (whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default, has occurred) (a "Non-Payment Default"). Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in the Indenture, shall be paid) (i) in the case of a Payment Default, on the date on which such Payment Default is cured or waived, and (ii) in the case of a Non-Payment Default, on the earliest of (a) the date on which such Non-Payment Default is cured or waived or shall have ceased to exist or the Designated Senior Debt related thereto shall have been discharged or paid in full in cash or any other manner acceptable to the holders of such Designated Senior Debt, (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, unless the maturity of the Designated Senior Debt under the Senior Credit Facility has been accelerated and (c) the date such Payment Blockage Notice is terminated by written notice to the Trustee from a representative of the holders of the Designated Senior Debt that gave such Payment Blockage Notice. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of Non-Payment Defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, only one Payment Blockage Period may be commenced and there shall be a period of at least 186 consecutive days when such payments are not prohibited. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure will constitute an Event of Default under the Indenture and will enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     As a result of the subordination provisions described above, in the event of liquidation or insolvency of the Company, holders of Notes may recover less ratably than unsubordinated creditors of the Company. In such circumstances, funds which would otherwise be payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash or any other manner acceptable to the holders of such Senior Debt, and the Company may be unable to meet its obligations fully with respect to the Notes.

     The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes. See
"-- Defeasance."

     "Senior Debt" of the Company means the principal of, premium (if any) and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) on, and fees and other amounts owing in respect of the Senior Credit Facility and all other Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Debt shall not include:

     (1) any obligation of the Company to any Subsidiary of the Company;

     (2) any liability for federal, state, local or other taxes owed or owing by the Company;

     (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

     (4) any indebtedness or obligation of the Company, and any accrued and unpaid interest in respect thereof, that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, including any Senior Subordinated Indebtedness of the Company and any Subordinated Indebtedness of the Company;

     (5) any obligations with respect to any Capital Stock; or

     (6) any Indebtedness incurred in violation of the Indenture.

     "Guarantor Senior Debt" has a correlative meaning.

SUBSIDIARY GUARANTEES

     Our obligations under the Notes are guaranteed, jointly and severally and fully and unconditionally, on a senior subordinated basis (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are unconditional and absolute, irrespective of any invalidity, illegality, unenforceability of any Note or the Indenture or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under any Note or the Indenture, or any modification or amendment of or supplement to the Indenture.

     The obligations of any Subsidiary Guarantor under its Subsidiary Guarantee will be subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full of all Guarantor Senior Debt of such Subsidiary Guarantor (which will include any guarantee issued by such Subsidiary Guarantor of any Senior Debt, including Indebtedness represented by guarantees under the Senior Credit Facility) in cash or any other manner acceptable to the holders of such Guarantor Senior Debt. The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will result in the obligation not constituting a fraudulent conveyance or fraudulent transfer under U.S. federal or state law. See "-- Subordination."

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or substantially all of its assets) to a Person which is not the Company or a Subsidiary of the Company or the sale of a majority of the capital stock of a Paging Subsidiary or a Satellite Uplink Subsidiary to a Person which is not the Company or a Subsidiary of the Company, in each case, which sale or other disposition is otherwise in compliance with the Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under its Subsidiary Guarantee; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate upon such release, sale or transfer.

     In addition, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. The Indenture further provides that a Subsidiary Guarantor may consolidate with or merge into or sell its assets to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with such Subsidiary Guarantor, but subject to the provisions described in the immediately preceding paragraph), provided that (a) if the surviving person is not the Subsidiary Guarantor, the surviving person agrees to assume such Subsidiary Guarantor's obligations under its Subsidiary Guarantee and all its obligations under the Indenture and (b) such transaction does not (i) violate any covenants set forth in the Indenture or (ii) result in a Default or Event of Default under the Indenture immediately thereafter that is continuing.

REDEMPTION

     Optional Redemption. Except as described below, the Notes are not redeemable at our option prior to December 15, 2006. On and after such date, the Notes will be subject to redemption at our option, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below.

YEAR                                                          PERCENTAGE
----                                                          ----------
2006........................................................  104.625%
2007........................................................  103.083%
2008........................................................  101.542%
2009 and thereafter.........................................  100.000%

     Notwithstanding the foregoing, at any time prior to December 15, 2004, we may, at our option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued, at a redemption price equal to 109.250% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $117.0 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

     At any time prior to December 15, 2006, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.

     "Make Whole Premium" means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value of (1) the redemption price of such Note at December 15, 2006 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through December 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to December 15, 2006; provided, however, that if the period from the redemption date to December 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee, on behalf of the Company, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange by the Trustee, on behalf of the Company, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate; provided that a redemption pursuant to the provisions relating to Public Equity Offerings will be on a pro rata basis. Notes redeemed in part shall only be redeemed in integral multiples of $1,000. Notices of any redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been cancelled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

     In the event of a Change of Control (as defined herein), the Company will make an offer to purchase all of the then outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase, in accordance with the terms set forth below (a "Change of Control Offer").

     Within 30 days after any Change of Control, we will mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date,
(v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

     On the Change of Control Purchase Date, we will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part for any reason consistent with the Indenture shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. We will announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

     We will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.

     The Change of Control provision will not require us to make a Change of Control Offer upon the consummation of any transaction contemplated by clause
(b) of the definition of Change of Control if the party that will own, directly or indirectly, more than 35% of the Voting Stock of the Company as a result of such transaction is J. Mack Robinson, Robert S. Prather, Jr. or certain other persons or entities affiliated with or controlled by either of them. See
"-- Certain Definitions -- Permitted Holders." J. Mack Robinson and Robert S. Prather are directors of the Company. As a result of the definition of Permitted Holders, a concentration of control in the hands of Permitted Holders would not give rise to a situation where holders could have their Notes repurchased pursuant to a Change of Control Offer. As of March 15, 2002, Mr. Robinson was the beneficial owner of approximately 31% of the outstanding Voting Stock. In addition, the Change of Control provision and the other covenants that limit the ability of the Company to incur debt may not necessarily afford holders protection in the event of a highly leveraged transaction, such as a reorganization, merger or similar transaction involving the Company that may adversely affect holders, because such transactions may not involve a concentration in voting power or beneficial ownership, or, if there were such a concentration, may not involve a concentration of the magnitude required under the definition of Change of Control.

COVENANTS

     Limitation on Incurrence of Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired
Debt) if, at the time of and immediately after giving pro forma effect to such incurrence, the Debt to Operating Cash Flow Ratio of the Company and its Subsidiaries is more than 7.0 to 1.0.

     The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

        (i) Indebtedness of the Company incurred under the Senior Credit Facility in an aggregate principal amount at any time outstanding not to exceed $275.0 million less (A) the aggregate amount of
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

     all principal payments made in respect of any term loans thereunder and (B) the aggregate amount of any other principal payments thereunder constituting permanent reductions of such Indebtedness pursuant to and in accordance with the covenant described under "-- Covenants -- Limitation on Asset Sales;"

        (ii) Indebtedness of any Subsidiary Guarantor consisting of a guarantee of Indebtedness of the Company under the Senior Credit Facility;

        (iii) Indebtedness of the Company represented by (a) the Notes issued on the Issue Date and exchange notes issued therefor and (b) Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee in respect therefor or in respect of Additional Notes incurred in accordance with the Indenture;

        (iv) Indebtedness owed by any Subsidiary Guarantor to the Company or to another Subsidiary Guarantor, or owed by the Company to any Subsidiary Guarantor; provided that any such Indebtedness shall be held by a Person which is either the Company or a Subsidiary Guarantor and provided, further, that an incurrence of additional Indebtedness which is not permitted under this clause (iv) shall be deemed to have occurred upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Subsidiary Guarantor or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor such that such Subsidiary Guarantor ceases to be a Subsidiary Guarantor;

        (v) Indebtedness of any Subsidiary Guarantor consisting of guarantees of any Indebtedness of the Company which Indebtedness of the Company has been incurred in accordance with the provisions of the Indenture;

        (vi) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to Indebtedness (and not for speculative purposes) that is permitted by the terms of the Indenture to be outstanding; provided, however,that the notional principal amount of such Interest Rate Agreement Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement Obligation relates;

        (vii) Permitted Purchase Money Indebtedness so long as the aggregate amount of all such Permitted Purchase Money Indebtedness does not exceed $20.0 million at any one time outstanding;

        (viii) any Indebtedness of the Company or a Subsidiary of the Company incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness of the Company or such Subsidiary outstanding on December 15, 2001 (other than the Company's 10 5/8% Senior Subordinated Notes due 2006) or permitted to be incurred or outstanding under the Indenture in accordance with the first paragraph of this covenant or Indebtedness incurred under this clause (viii) with respect to any of the foregoing ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums or other payments paid in connection therewith (which shall not exceed the stated amount of any premium or other payments required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith); (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and

        (ix) Indebtedness of the Company and its Subsidiaries in addition to that described in clauses (i) through (viii) above, and any renewals, extensions, substitutions, refundings, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (ix) does not exceed $20.0 million at any one time outstanding.

     For purposes of determining compliance with this covenant:

        (1) In the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness permitted pursuant to clauses
     (i) through (ix) above, the Company shall, in its sole discretion, be permitted to classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such items of Indebtedness in any manner that would comply with this covenant at the time of such reclassification;

        (2) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

        (3) In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

        (4) Accrual of interest (including interest paid-in-kind) and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Notwithstanding any other provision of this covenant:

        (1) The maximum amount of Indebtedness that the Company or any Subsidiary of the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies; and

        (2) Indebtedness incurred pursuant to the Senior Credit Facility prior to or on the date of the Indenture shall be treated as incurred pursuant to clause (i) of the first paragraph of this covenant.

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company in good faith and which determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any other Indebtedness of the Company or its Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "-- Covenants -Limitation on Incurrence of Indebtedness" and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received after the Issue Date by the Company from the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Subsidiary of the Company pursuant to clause (ii) of the next paragraph, plus (c) in the case of the disposition or repayment of any Investment for cash, which Investment constituted a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or such Subsidiary in respect of such disposition.

     The foregoing provisions will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

        (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture;

        (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of the sale (other than to a Subsidiary of the Company), within six months prior to the consummation of such redemption, repurchase, retirement, defeasance or other such acquisition of any Capital Stock or Indebtedness of the Company, of Capital Stock of the Company (other than any Disqualified Stock);

        (iii) the repurchase, redemption or other repayment of any Subordinated Debt of the Company or a Subsidiary Guarantor in exchange for, by conversion into or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Subordinated Debt of the Company or such Subsidiary Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Debt repurchased, redeemed or repaid;

        (iv) the payment of ordinary dividends by the Company in respect of its Capital Stock in the ordinary course of business on a basis consistent with past practice in an aggregate amount not exceeding $2.5 million annually;

        (v) Restricted Investments received as consideration in connection with an Asset Sale made in compliance with the Indenture;

        (vi) the making of a Restricted Investment out of the proceeds of the sale (other than to a Subsidiary of the Company) within one year prior to the making of such Restricted Investment of Capital Stock of the Company (other than any Disqualified Stock);

        (vii) the payment of any dividend or distribution by a Subsidiary that is a Qualified Joint Venture to the holders of its Capital Stock on a pro rata basis;

        (viii) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company to effect the repurchase, redemption, acquisition or retirement of Capital Stock that are held by any member or former member of the Company's (or any Subsidiary's) management, or by any of their respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed the sum of $750,000 in any calendar year (with unused amounts in any calendar year being available to be so utilized in succeeding calendar years);

        (ix) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options;

        (x) payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger, or transfer of assets that complies with the provision of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; and

        (xi) other Restricted Payments not to exceed $10.0 million in the aggregate.

     In computing the amount of Restricted Payments for purposes of clause (iii) of the second preceding paragraph, Restricted Payments made under clauses (i),
(iv), (vi), (viii) and (x) of the preceding paragraph shall be included and Restricted Payments made under clauses (ii), (iii), (v), (vii), (ix) and (xi) of the preceding paragraph shall not be included.

     Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless
(i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (determined by the Board of Directors of the Company in good faith, which determination shall be evidenced by a board resolution) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Subsidiary (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities.

     Notwithstanding clause (ii) above, (a) all or a portion of the consideration for any such Asset Sale may consist of all or substantially all of the assets or a majority of the Voting Stock of an existing television business, franchise or station (whether existing as a separate entity, subsidiary, division, unit or otherwise) or any business directly related thereto, (b) Asset Sales involving assets which are not television or publishing businesses, franchises or stations and having an aggregate value (as measured by the value of the consideration being paid for such assets) not in excess of $40.0 million may be made without regard to clause (ii) above, and (c) the Company may, and may permit its Subsidiaries to, issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner without regard to clause (ii) above; provided, that, in the case of any of (a), (b) or (c) of this sentence after giving effect to any such Asset Sale and related acquisition of assets or Voting Stock, (x) no Default or Event of Default shall have occurred or be continuing; and (y) the Net Proceeds of any such Asset Sale, if any, are applied in accordance with this covenant.

     Within 360 days after any Asset Sale, the Company may elect to apply or cause to be applied the Net Proceeds from such Asset Sale to (a) permanently reduce any Senior Debt of the Company or any Guarantor Senior Debt, and/or (b) make an investment in, or acquire assets directly related to, the business of the Company and its Subsidiaries existing on the Issue Date. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt of the Company or any Guarantor Senior Debt or temporarily invest such Net Proceeds in any manner permitted by the Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds" on the 361st day after such Asset Sale.

     As soon as practical, but in no event later than 10 business days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall commence an offer to purchase the maximum principal amount of Notes that may be purchased out of all such Excess Proceeds (an "Asset Sale Offer") at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes and such amount shall no longer constitute "Excess Proceeds."

     Within 30 days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date,
(v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and
(vi) such other information as may be required by the Indenture and applicable laws and regulations.

     On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.

     The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; provided that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured therewith, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured therewith; provided, however, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Company shall also create a Lien to secure the Notes and the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Subsidiary Guarantor shall also create a Lien to secure the Subsidiary Guarantee and the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subsidiary Guarantee of such Subsidiary Guarantor.

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions to the Company or any other Subsidiary of the Company on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (ii) make loans or advances to the Company or any other Subsidiary of the Company, or (iii) transfer any of its properties or assets to the Company or any other Subsidiary of the Company (collectively, "Payment Restrictions"), except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Facility as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacements or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law,
(c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (f) an agreement for the sale or disposition of the Capital Stock or assets of such Subsidiary; provided that such restriction is only applicable to such Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under "-- Covenants -- Limitation on Asset Sales"; and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, and
(g) Refinancing Indebtedness permitted under the Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are not more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company or any beneficial owner of ten percent or more of any class of Capital Stock of the Company or any Subsidiary Guarantor unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii) (a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, the Company delivers an officers certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million, the Company delivers to the Trustee an opinion to the effect that such transaction or series of transactions is fair to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by or among the Company or any Subsidiary Guarantor and one or more Subsidiary Guarantors, and (iii) transactions pursuant to agreements existing on the Issue Date.

     Limitation on Incurrence of Senior Subordinated Indebtedness. The Indenture provides that (i) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Company and senior in any respect in right of payment to the Notes, and (ii) the Company will not, directly or indirectly, permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Indebtedness of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

     Limitation on Issuance and Sale of Capital Stock of Subsidiaries. The Indenture provides that the Company (a) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Subsidiary or any other Subsidiary (other than to the Company or a Subsidiary Guarantor) except that the Company and any Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any subsidiary to any Person, subject to complying with the provisions of the Indenture applicable to such sale and (b) will not permit any Subsidiary of the Company to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Subsidiary Guarantor; provided that the Company may, and may permit a Subsidiary of the Company to, (x) issue shares of Capital Stock in a Qualified Joint Venture to a Qualified Joint Venture Partner and (y) issue a majority of the shares of Capital Stock of a Paging Subsidiary and a Satellite Uplink Subsidiary in accordance with the covenant described under "-- Covenants -- Limitation on Asset Sales" (provided, however, that any shares of Capital Stock issued pursuant to the foregoing clauses (x) or
(y) to any Person other than the Company or a Subsidiary Guarantor shall be of the most junior class of Capital Stock of such issuing Person and shall, in no event, constitute Preferred Stock of such issuing Person).

     Future Subsidiary Guarantors. The Indenture provides that the Company shall cause each Subsidiary of the Company formed or acquired after the Issue Date to issue a Subsidiary Guarantee and execute and deliver an indenture supplemental to the Indenture as a Subsidiary Guarantor.

     Provision of Financial Statements. The Indenture provides that, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

     Deposit with Old Notes Trustee; Consummation of Old Notes Redemption. The Indenture provides that the Company was to (a) deposit cash with the Old Notes Trustee in an amount equal to $173,769,666.67 (or such lesser amount as may have been required) in order to consummate the Old Notes Redemption and (b) simultaneously with the issuance of the Notes take all other actions necessary to redeem the Old Notes. The Old Notes Redemption has been consummated in accordance with this covenant.

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

MERGER, CONSOLIDATION AND SALE OF ASSETS

     The Indenture provides that the Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or, directly or indirectly through one or more Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or Persons unless
(i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional

Indebtedness pursuant to the first paragraph of the covenant described under "-- Covenants -- Limitation on Incurrence of Indebtedness."

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from its obligations under the Indenture and the Notes; provided that solely for the purpose of calculating amounts described in clause (iii) under "-- Covenants -- Limitation on Restricted Payments," any such Surviving Person shall only be deemed to have succeeded to and be substituted for the Company with respect to the period subsequent to the effective time of such transaction (and the Company (before giving effect to such transaction) shall be deemed to be the "Company" for such purposes for all prior periods).

EVENTS OF DEFAULT

     The Indenture provides that each of the following constitutes an Event of
Default:

        (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of the Indenture);

        (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of the Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

        (iii) a default in the covenant described under "-- Covenants -- Deposit with Old Notes Trustee; Consummation of Old Notes Redemption";

        (iv) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses
     (i), (ii) and (iii) above) which failure continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

        (v) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

        (vi) except as permitted by the Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

        (vii) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million, either individually or in the aggregate shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

        (viii) any holder or holders of at least $5.0 million in aggregate principal amount of Indebtedness of the Company or any Subsidiary of the Company after a default under such Indebtedness (a) shall notify the Company or the Trustee of the intended sale or disposition of any assets of the Company or any Subsidiary of the Company with an aggregate fair market value (as determined in good faith by the Company's Board of Directors, which determination shall be evidenced by a board resolution), individually or in the aggregate, of at least $5.0 million that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or
     (b) shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness, or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company or any Subsidiary of the Company (including funds on deposit or held pursuant to lock-box and other similar arrangements);

        (ix) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Subsidiary of the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary of the Company or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

        (x) (a) the Company or any Subsidiary of the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Subsidiary of the Company consents to the entry of a decree or order for relief in respect of the Company or such Subsidiary of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Subsidiary of the Company files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Subsidiary of the Company (x) consents to the filing of such petition or the appointment of or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Subsidiary of the Company or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Subsidiary of the Company takes any corporate action in furtherance of any such actions in this paragraph (x).

     If any Event of Default (other than as specified in clause (ix) or (x) of the preceding paragraph with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately. In the case of an Event of Default arising from the events specified in clause (ix) or (x) of the preceding paragraph with respect to the Company or any Subsidiary Guarantor, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of each holder of Notes affected. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

DEFEASANCE

     The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes and the Subsidiary Guarantees ("legal defeasance"). Such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and the Subsidiary Guarantees and to have satisfied all other obligations under the Notes, the Subsidiary Guarantees and the Indenture, except for (i) the rights of holders of the outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes.

     In order to exercise either legal defeasance or covenant defeasance, (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations, or a combination thereof, maturing as to principal and interest in such amounts as will be sufficient, without consideration of any reinvestment of such interest, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity of such principal or installment of principal or interest; (ii) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (ix) and (x) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
(vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt or Guarantor Senior Debt of any Subsidiary Guarantor, including, without limitation, those arising under the Indenture, after the 91st day following the deposit and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; (ix) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and (x) such deposit shall not violate the provisions described under "-- Subordination."

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

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect (except as to surviving rights of registration, transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, for the giving of notice of redemption by the Trustee in the name, and at the expense of, the Company; and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars or direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case, maturing prior to the date the Notes will have become due and payable, the Stated Maturity of the Notes or the relevant redemption date of the Notes, as the case may be, sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at maturity, Stated Maturity or redemption date; and (ii) the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Subsidiary Guarantor; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Subsidiary Guarantor or any Subsidiary is a party or by which the Company, any Subsidiary Guarantor or any Subsidiary is bound.

MODIFICATIONS AND AMENDMENTS

     Modifications and amendments of the Indenture or the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the then outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the stated maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency or the manner in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) extend the time for payment of interest on the Notes; (iii) alter the redemption provisions in the Notes or the Indenture in a manner adverse to any holder of the Notes; (iv) amend, change or modify the obligation of the Company to (x) make and consummate a Change of Control Offer in the event of a Change of Control or (y) make and consummate an Asset Sale Offer required pursuant to the covenant described under "-- Covenants -- Limitation on Asset Sales", or modify any of the provisions or definitions with respect to the obligations of the Company referred to in clauses (x) or (y); (v) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any amended or supplemental indenture or the consent of whose holders is required for any waiver of compliance with any provision of the Indenture or any Default thereunder and their consequences provided for in the Indenture; (vi) modify any of the provisions of the Indenture relating to any amended or supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of any covenant, except to increase the percentage of outstanding Notes required for such actions or to provide that any other provision of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; (vii) except as otherwise permitted under "-- Merger, Consolidation and Sale of Assets," consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture; (viii) modify any of the provisions of the Indenture relating to the subordination of the Notes or the Subsidiary Guarantees in a manner adverse to the holders of the Notes; (ix) modify the ranking or priority of the Notes or any Subsidiary Guarantee; or
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

(x) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee other than in accordance with the terms of the Indenture; and provided, further, that no such modification or amendment to any of the subordination provisions of the Indenture or the Notes may be made without the consent of a majority in interest of the holders of Senior Debt.

     Notwithstanding the foregoing, without the consent of any holder of Notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to (i) cure any ambiguity, defect or inconsistency,
(ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) provide for the assumption of the Company's obligations to the holders of the Notes in the event of any Disposition involving the Company that is permitted under the provisions of "-- Merger, Consolidation and Sale of Assets" in which the Company is not the Surviving Person, (iv) make any change that would provide any additional rights or benefits to the holders of the Notes or does not adversely affect the interests of any holder, (v) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or (vi) add additional Subsidiary Guarantors.

THE TRUSTEE

     In the event that the Trustee becomes a creditor of the Company, the Indenture contains certain limitations on the rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

     The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

     "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

     "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Subsidiary of the Company of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of the Indenture described under "-- Merger, Consolidation and Sale of Assets") or (ii) the issuance or sale of Capital Stock of any Subsidiary of the Company, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Subsidiary Guarantor); provided that the term "Asset Sale" shall not include any disposition or dispositions during any twelve-month period of assets or property having a fair market value of less than $300,000 in the aggregate.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

     "Business Day" means any date which in not a Legal Holiday.

     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

     "Cash Equivalents" means (i) marketable direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) maturing within one year of the date of purchase; (ii) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500 million, maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; and (iii) certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500 million, maturing within one year of the date of purchase and (iv) any money market fund sponsored by a registered broker dealer or mutual fund distributor (including the Trustee) that invests solely in the securities specified in the foregoing clauses (i), (ii) or (iii).

     "Change of Control" means the occurrence of any of the following events:

        (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the Company; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

        (b) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where
     (x) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and (y) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), disregarding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of Capital Stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of more than 35% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;

        (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by (x) a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (as described in this clause (x) or in the following clause (y)) or (y) Permitted Holders that are "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of the total voting power represented by the outstanding Voting Stock of the Company) cease for any reason to constitute a majority of the Board then in office; or

        (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

     "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts) and (c) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

     "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses, (ii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to interests in unconsolidated Persons, except to the extent of the amount of dividends or distributions actually paid to the Company or its Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses in respect of Asset Sales, (v) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vi) the net income of any Qualified Joint Venture in excess of the dividends and distributions paid by such Qualified Joint Venture to the Company or a Subsidiary Guarantor, or (vii) the net loss of any Qualified Joint Venture.

     "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense less non-cash amortization of deferred financing costs from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

     "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from the last day of the month immediately preceding the Issue Date to the last day of the most recently ended month prior to such date, taken as a single accounting period.

     "Debt To Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries as of such date on a consolidated basis to (ii) Operating Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro formabasis after giving pro forma effect to (a) the incurrence of all Indebtedness to be incurred on such date and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (b) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (c) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (d) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period. In addition, the consolidated net income of a Person with outstanding Indebtedness or Capital Stock providing for a Payment Restriction which is permitted to exist by reason of clause (c) of the covenant described under "-- Covenants -- Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries" shall not be taken into account in determining whether any Indebtedness is permitted to be incurred under the Indenture.

     "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

     "Designated Senior Debt" means (i) any Senior Debt outstanding under the Senior Credit Facility and (ii) if no Senior Debt is outstanding under the Senior Credit Facility, any other Senior Debt of the Company permitted to be incurred under the Indenture the principal amount of which is $50.0 million or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of (x) the amount of the Obligation so secured and (y) the fair market value of the property subject to such Lien,
(vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

     "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investments" shall exclude extensions of trade credit (including extensions of credit in respect of equipment leases) by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

     "Issue Date" means the date of original issuance of the Notes.

     "Legal Holiday" means a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale plus
(e) if such Person is a Subsidiary of the Company, any dividends or distributions payable to holders of minority interests in such Subsidiary from the proceeds of such Asset Sale.

     "Obligations" means any principal, interest (including, without limitation, in the case of Senior Debt or Guarantor Senior Debt under the Senior Credit Facility, interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or a Subsidiary Guarantor, as the case may be, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Old Notes" means those certain 10 5/8% Senior Subordinated Notes due 2006 issued in the aggregate principal amount of $160.0 million by the Company pursuant to the Old Notes Indenture.

     "Old Notes Indenture" means that certain Indenture, dated as of September 25, 1996, by and among the Company, the Guarantors named therein and Bankers Trust Company, as trustee, pursuant to which the Old Notes were issued.

     "Old Notes Redemption" means the redemption by the Company of all of the outstanding Old Notes pursuant the terms and provisions of Section 3.01(b), the remaining provisions of Article III, and all other applicable provisions of the Old Notes Indenture.

     "Old Notes Trustee" means Bankers Trust Company, trustee under the Old Notes Indenture.

     "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Subsidiaries for such period, to the extent deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), but excluding any such charges which represent any accrual of, or a reserve for, cash charges for a future period, minus (v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income), minus (vi) non-cash items increasing Consolidated Net Income (to the extent included in computing such Consolidated Net Income).

     "Paging Subsidiary" means a Subsidiary of the Company all or substantially all of whose assets consist of those used in the Company's paging business and no other assets.

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

     "Pari Passu Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor which ranks pari passu in right of payment with the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be (whether or not such Indebtedness is secured by any Lien).

     "Permitted Holders" means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and
(ii), such Person's estate, executor, administrator, committee or other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); or (v) any Person controlled by any of the Persons described in clause (i), (ii), or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.

     "Permitted Investments" means (i) any Investment in the Company, any Subsidiary Guarantor or any Qualified Joint Venture; (ii) any Investments in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Subsidiary Guarantor, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or a Subsidiary Guarantor and the Company or such Subsidiary Guarantor is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) Interest Rate Agreement Obligations permitted pursuant to the second paragraph of the covenant described under "-- Covenants -- Limitation on Incurrence of Indebtedness"; and (vi) any other Investments in an aggregate amount up to $5.0 million plus, in the case of the disposition or repayment of any such Investment made pursuant to this clause
(vi) for cash, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Company or Subsidiary, as the case may be, in respect of such disposition.

     "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company, either existing on the Issue Date or which such Senior Debt is permitted to be incurred under the Indenture, and Liens on assets or property of a Subsidiary Guarantor that secure Guarantor Senior Debt of such Subsidiary Guarantor, either existing on the Issue Date or which such Guarantor Senior Debt is permitted to be incurred under the Indenture; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens in favor of the Company or any Subsidiary of the Company; (v) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vi) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Subsidiary of the Company in the ordinary course of business; (vii) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP; and (viii) Liens created under the Indenture.

     "Permitted Purchase Money Indebtedness" means any Indebtedness incurred for the acquisition of intellectual property rights, property, plant or equipment used or useful in the business of the Company.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

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

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

     "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company subsequent to the Issue Date pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25.0 million.

     "Qualified Joint Venture" means a newly-formed, majority-owned Subsidiary where Capital Stock of the Subsidiary is issued to a Qualified Joint Venture Partner in consideration of the contribution of assets used or useful in the television broadcasting, radio broadcasting, newspaper publishing, paging or satellite uplink business.

     "Qualified Joint Venture Partner" means a person who is not affiliated with the Company.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Subsidiary or dividends or distributions payable to the Company or any Subsidiary Guarantor); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Subsidiary of the Company or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Subsidiary Guarantor); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness prior to the scheduled maturity thereof; or (iv) any Restricted Investment.

     "Satellite Uplink Subsidiary" means a Subsidiary of the Company all or substantially all of whose assets consist of those used in the Company's satellite uplink business and no other assets.

     "Senior Credit Facility" means that certain Third Amended and Restated Loan Agreement, dated as of September 25, 2001, by and among the Company, the lenders named therein, Bank of America, N.A., as Administrative Agent, Banc of America Securities LLC and First Union Securities, Inc., as Co-Lead Arrangers and Joint Book Managers, and First Union National Bank as Syndication Agent, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be.

     "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Subsidiary Guarantor" means (i) each Subsidiary of the Company existing on the Issue Date, (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes in compliance with the provisions set forth under "-- Covenants -- Future Subsidiary Guarantors," and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture.

     "Voting Stock" means, with respect to any Person, Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Weighted Average Life to Maturity" means, with respect to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment as final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

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

                         REGISTRATION RIGHTS AGREEMENT

EXCHANGE OFFER REGISTRATION STATEMENT

     We entered into a registration rights agreement with the guarantors and the initial purchasers before the closing of the offering of the original notes. Under this agreement, we agreed to file with the SEC a registration statement for an offer to exchange the original notes for exchange notes having substantially the same terms, except that they will not be subject to restrictions on transfer. Noteholders who tender their original notes in the exchange offer must make certain representations to us. You may inspect a form of the indenture for the exchange notes at the offices of Gray Communications Systems, Inc., 4307 Peachtree Road, NE, Atlanta, Georgia 30319.

     We must also file with the SEC a shelf registration statement to cover resales of the original notes or exchange notes issued in the exchange offer by holders who provide us with the information about them that is required for the shelf registration statement if:

        (i) we are not permitted to file the exchange offer registration statement or to complete the exchange offer under applicable law or SEC policy; or

        (ii) for any other reason the exchange offer is not consummated within 30 days after the effective date of the exchange offer registration statement; or

        (iii) any holder notifies us on or prior to the 20th business day following the consummation of the exchange offer that:

           - it is not eligible to participate in the exchange offer (other than solely because it is one of our affiliates);

           - the exchange notes it would receive would not be freely tradable;

           - it is a broker-dealer that cannot publicly resell exchange notes that it acquires in the exchange offer without delivering a prospectus, and this prospectus is not appropriate or available for resales by that holder following our completion of the exchange offer; or

           - it is a broker-dealer and owns original notes that it has not exchanged and that it acquired directly from us or one of our affiliates.

     Under the registration rights agreement we agreed to:

        - file the exchange offer registration statement by the 120th day after the closing of the original notes offering and use our best efforts to cause it to become effective by the 210th day after the closing;

        - unless the exchange offer would not be permitted under applicable law or SEC policy, use our best efforts to issue exchange notes in the exchange offer by the 30th day after the registration statement is effective;

        - if we must file a shelf registration statement, file it by the 120th day, and use our reasonable efforts to cause it to become effective by the 210th day, after we become obligated to make the filing.

LIQUIDATED DAMAGES

     We will pay liquidated damages if one of the following "registration defaults" occurs:

        (i) we do not file the exchange offer registration statement by the 120th day after the closing of the original notes offering;

        (ii) we do not file the shelf registration statement by the 120th day after we become obligated to file the shelf registration statement;

        (iii) the exchange offer registration statement is not effective by the 210th day after the closing of the original notes offering;
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        (iv) the shelf registration statement is not effective by the 210th day after we become obligated to file it;

        (v) we do not complete the exchange offer by the 30th day after the exchange offer registration statement is declared effective; or

        (vi) the exchange offer registration statement or the shelf registration statement is declared effective, but thereafter ceases to be effective or usable in connection with the exchange offer or resales of any Notes still subject to transfer restrictions, during the periods specified in the registration rights agreement.

     If one of these registration defaults occurs, we will pay to each holder of Notes, for the 90-day period after the first registration default occurs, liquidated damages in an amount equal to $.05 per week per $1,000 of Notes held by that holder. The amount of liquidated damages will increase by an additional $.05 per week per $1,000 of Notes for each subsequent 90-day period until the registration default is cured, up to a maximum amount of $0.20 per week per $1,000 of Notes. When we have cured all registration defaults, liquidated damages will no longer accrue.

     Under current SEC interpretations, the exchange notes will generally be freely transferable after the exchange offer, except that any broker-dealer that participates in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act when it resells any exchange notes. We have agreed that we will make available a prospectus for these purposes during the period in which a prospectus is required to be delivered under the Securities Act, including SEC no-action letters relating to the exchange offer. A broker-dealer that delivers a prospectus is subject to the civil liability provisions of the Securities Act and will also be bound by the registration rights agreement, including indemnification obligations.

     Noteholders must make certain representations to us (as described in the registration rights agreement) to participate in the exchange offer, notably that they are not an affiliate of ours and that they are acquiring the exchange notes in the ordinary course of business and without any arrangement or intention to make a distribution of the exchange notes. Holders of the original notes and exchange notes must also deliver certain information to us that is required for a shelf registration statement within the time period specified in the registration rights agreement in order to have their original notes and/or exchange notes included in any shelf registration statement and to receive the liquidated damages described above. A broker-dealer that receives exchange notes in the exchange offer or as part of its market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells the exchange notes.

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                         BOOK-ENTRY; DELIVERY AND FORM

GENERAL

     Exchange notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Exchange notes will be represented by one or more permanent global certificates in definitive, fully registered form without interest coupons (the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of a nominee for DTC or its nominee for credit to an account of a direct or indirect participant in DTC described below, including Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System (Euroclear) or Citibank N.A., as operator of Clearstream Luxembourg.

     Except as set forth below, the Global Note may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Note directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC.

DEPOSITARY PROCEDURES

     DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfers of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     Pursuant to procedures established by DTC:

     - upon deposit of a Global Note, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Note; and

     - ownership of such interests in a Global Note will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in Global Notes).

     Investors in a Global Note may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream Luxembourg) that are Participants in such system. Euroclear and Clearstream Luxembourg will hold interests in a Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream Luxembourg. The depositaries, in turn, will hold interests in a Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

     All interests in a Global Note, including those held through Euroclear or Clearstream Luxembourg, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream Luxembourg will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such

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

interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Exchange of Book-Entry Notes for Certificated Notes."

     Except as described below, owners of interests in a Global Note will not have exchange notes registered in their names, will not receive physical delivery of exchange notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

     Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder under the Indenture. The Company and the Trustee will treat the persons in whose names the exchange notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

     - any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of beneficial ownership interests in, a Global Note, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in a Global Note; or

     - any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Clearstream Luxembourg participants, interests in a Global Note are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by their depositaries. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositaries to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

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

     Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC's settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of exchange notes only at the direction of one or more Participants to whose account with DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such Participant or Participants has or have given such direction. If there is an Event of Default under the Indenture, DTC reserves the right to exchange a Global Note for exchange notes in certificated form, and to distribute the exchange notes to its Participants.

     Although DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in Global Notes among participants in DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     The information in this section concerning DTC, Euroclear and Clearstream Luxembourg and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for exchange notes in registered certificated form (a "Certificated Note"):

     - if DTC (1) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company fails to appoint a successor depositary or (2) has ceased to be a clearing agency registered under the Exchange Act;

     - if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the exchange notes in certificated form; or

     - at the request of DTC, if there shall have occurred and be continuing an Event of Default under the Indenture.

     In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend, unless the Company determines otherwise in accordance with the Indenture and in compliance with applicable law.

                MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the material United States federal income tax consequences, and, in the case of a holder that is a non-U.S. holder (as defined below), the United States federal estate tax consequences, of the exchange offer and of owning and disposing of the Notes. This summary applies to you only if you are the initial holder of the Notes and you acquired the Notes for a price equal to the issue price of the Notes. The issue price of the Notes is the first price at which a substantial amount of the Notes was sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

     This summary deals only with Notes held as capital assets (generally, investment property) and does not deal with holders that are subject to special tax treatment such as:

     - dealers in securities or currencies;

     - United States holders (as defined below) whose functional currency is not the United States dollar;

     - persons holding Notes as part of a hedge, straddle, conversion, "synthetic security" or other integrated transaction;

     - certain United States expatriates;

     - financial institutions;

     - insurance companies; and

     - entities that are tax-exempt for United States federal income tax purposes.

     This summary does not discuss all of the aspects of United States federal income and estate taxation that may be relevant to you in light of your particular circumstances. In addition, this summary does not discuss any state, local or foreign tax consequences. This summary is based on United States federal income tax law, including the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this prospectus. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences set forth in this summary. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU OF THE EXCHANGE OFFER AND OF OWNING AND DISPOSING OF THE NOTES.

UNITED STATES HOLDERS

     The following summary applies to you only if you are a United States holder (as defined below).

 DEFINITION OF A UNITED STATES HOLDER

     "United States holder" is a beneficial owner of a Note or Notes who or which is for United States federal income tax purposes:

     - an individual citizen or resident of the United States;

     - a corporation (or other entity classified as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States, including any state;

     - an estate, the income of which is subject to United States federal income taxation regardless of the source of that income; or

     - a trust, if, in general, a United States court is able to exercise primary supervision over the trust's administration and one or more United States persons (within the meaning of the Internal Revenue Code) have the authority to control all of the substantial decisions of the trust.

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

     If a partnership holds Notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partnership, or a partner in a partnership, you should consult your tax advisor regarding the particular tax consequences to you.

 PAYMENTS OF INTEREST

     Interest on your Notes will be taxable as ordinary interest income. In addition:

     - if you use the cash method of accounting for United States federal income tax purposes, you will have to include the interest on your Notes in your gross income at the time you receive the interest; and

     - if you use the accrual method of accounting for United States federal income tax purposes, you will have to include the interest on your Notes in your gross income at the time the interest accrues.

 SALE OR OTHER DISPOSITION OF NOTES

     Your tax basis in your Notes generally will be the price you paid for them, subject to certain adjustments. You generally will recognize taxable gain or loss when you sell or otherwise dispose of your Notes equal to the difference, if any, between:

     - the amount realized on the sale or other disposition (less any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income if not previously included in income under the rules described in "Material U.S. Federal Income Tax Considerations -- United States Holders -- Payments of Interest"); and

     - your tax basis in the Notes.

     Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if at the time of the sale or other disposition you have held the Notes for more than one year. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. If you are a non-corporate United States holder, your long-term capital gain generally will be subject to a maximum tax rate of 20%.

 EXCHANGE OF ORIGINAL NOTES FOR EXCHANGE NOTES

     You will not recognize gain or loss on the exchange of your original notes for exchange notes. Your tax basis in the exchange notes will be the same as your tax basis in the original notes and your holding period in the exchange notes will be a continuation of your holding period in the original notes.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

     For each calendar year in which the Notes are outstanding, we, our agents or paying agents or a broker may be required to provide the Internal Revenue Service with certain information, including your name, address and taxpayer identification number, the aggregate amount of principal and interest (and premium, if any) paid to you during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply to you if you are a corporation, tax-exempt organization, qualified pension and profit sharing trusts or individual retirement account.

     In general, "backup withholding" may apply:

     - to any payments made to you of principal of and interest on your Note;
       and

     - to payment of the proceeds of a sale or other disposition of your Note before maturity,

if you are a non-corporate United States holder and fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. Backup withholding applies at a rate not to exceed 31%.

     Backup withholding is not an additional tax and may be credited against your United States federal income tax liability, provided that the required information is provided to the Internal Revenue Service.

NON-U.S. HOLDERS

     The following summary applies to you if you are a beneficial owner of a Note who or which is not a United States holder (as defined above) (a "non-U.S. holder"). An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by, among other ways, being present in the United States:

     - on at least 31 days in the calendar year; and

     - for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year.

     Resident aliens are subject to United States federal income tax as if they were United States citizens.

 UNITED STATES FEDERAL WITHHOLDING TAX

     Subject to the discussion below, United States federal withholding tax will not apply to payments by us or our paying agent (in its capacity as such) of principal or interest on your Notes, provided that in the case of interest:

     - you do not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     - you are not a controlled foreign corporation for United States federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue
       Code); and

     - you provide a signed written statement on an Internal Revenue Service Form W-8BEN (or other applicable form), together with all appropriate attachments, certifying under penalties of perjury that you are not a United States person within the meaning of the Internal Revenue Code (provided that we do not have actual knowledge to the contrary) and providing your name and address to:

        (1) us or our paying agent; or

        (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds your Notes on your behalf and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides us or our paying agent with a copy of this statement.

     The Treasury regulations provide alternative methods for satisfying the certification requirement described in this section. In addition, under the Treasury regulations:

     - if you are a foreign partnership, the certification requirement will generally apply to your partners, and you will be required to provide certain information;

     - if you are a foreign trust, the certification requirement will generally be applied to you or your beneficial owners depending on whether you are a "foreign complex trust," "foreign simple trust" or "foreign grantor trust" as defined in the Treasury regulations; and

     - look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

If you are a foreign partnership, a partner in a foreign partnership, a foreign trust or the beneficial owner of a foreign trust, you should consult your own tax advisor regarding your status under these Treasury regulations and the certification requirements applicable to you.

     If you cannot satisfy the requirements described above, payments of interest made to you will be subject to 30% U.S. federal withholding tax unless you provide us or our paying agent with a properly executed (1) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on your Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or
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

business in the United States or (2) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in withholding under, an applicable tax treaty.

     United States federal withholding tax generally will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of your Notes.

 UNITED STATES FEDERAL INCOME TAX

     Except for the possible application of United States withholding tax (see "Material U.S. Federal Income Tax Considerations -- Non-U.S. Holders -- United States Federal Withholding Tax" above) and backup withholding (see "Material U.S. Federal Income Tax Considerations -- Non-U.S. Holders -- Backup Withholding and Information Reporting" below), you generally will not have to pay United States federal income tax on payments of principal of or interest on your Notes, or on any gain or income realized from the sale, redemption, retirement at maturity or other disposition of your Notes (provided that, in the case of proceeds representing accrued interest, the conditions described in "Material U.S. Federal Income Tax Considerations -- Non-U.S. Holders -- United States Federal Withholding Tax" are met) unless:

     - in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your Notes, and certain other conditions are met; or

     - the interest, gain or other income is effectively connected with your conduct of a United States trade or business and, if an income tax treaty applies, is generally attributable to a United States "permanent establishment" maintained by you.

     If you are engaged in a trade or business in the United States and interest, gain or any other income in respect of your Notes is effectively connected with the conduct of your trade or business, and, if an income tax treaty applies, you maintain a United States "permanent establishment" to which the interest, gain or other income is attributable, you will generally be subject to United States income tax on a net basis on the interest, gain or income (although the interest will, as discussed above, be exempt from U.S. federal withholding tax if you provide the appropriate Internal Revenue Service form to claim the exemption).

     In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under a United States income tax treaty with your country of residence. For this purpose, you must include interest, gain or income on your Notes in the earnings and profits subject to the branch tax if these amounts are effectively connected with the conduct of your United States trade or business.

 UNITED STATES FEDERAL ESTATE TAX

     If you are an individual and are not a United States citizen or a resident of the United States (as specially defined for United States federal estate tax purposes) at the time of your death, your Notes will generally not be subject to the United States federal estate tax, unless, at the time of your death:

     - you directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote; or

     - your interest on the Notes is effectively connected with your conduct of a United States trade or business.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or our paying agent (in its capacity as such) to you if you have provided the required certification that you are a non-U.S. holder (as described in "Material U.S. Federal Income Tax Considerations -- Non-U.S. Holders -- United States Federal Withholding Tax" above) and neither we nor our paying agent has actual knowledge that you are a United States holder (as described in "Material
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

U.S. Federal Income Tax Considerations -- United States Holders" above). We or our paying agent may, however, report payments of interest on the Notes that are made to you.

     The gross proceeds from the disposition of your Notes may be subject to information reporting and backup withholding. Backup withholding applies at a rate not to exceed 31%. If you sell your Notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Notes though a non-U.S. office of a broker that:

     - is a United States person (as defined in the Internal Revenue Code);

     - derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

     - is a "controlled foreign corporation" for U.S. federal income tax purposes; or

     - is a foreign partnership, if at any time during its tax year:

        - one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership; or

        - the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. If you receive payments of the proceeds of a sale of your Notes to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

     You should consult your own tax advisor regarding application of backup withholding in your particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under the Treasury regulations. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 180 days following the consummation of the exchange offer, make this prospectus, as amended or supplemented, available to any broker-dealer
for use in connection with any such resale. In addition, until           , 2002,
all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days following the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the notes) other than brokers', dealers' and underwriters' discounts, commissions and counsel fees and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters in connection with the exchange offer will be passed upon for us by Proskauer Rose LLP and Troutman Sanders LLP.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and schedule of Gray Communications Systems, Inc. incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report incorporated by reference in the registration statement. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Gray Communications Systems, Inc. as of December 31, 2001 and for the year then ended incorporated into this prospectus by reference to the Gray Communications Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549 and also at its locations in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. Our class A common stock and class B common stock are listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We have filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") with respect to the exchange notes and related subsidiary guarantees. This prospectus, which is a part of the Registration Statement, omits certain information included in the Registration Statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are only summaries and are not complete. We refer you to these exhibits for a more complete description of the matter involved. Each statement regarding the exhibits is qualified by the actual documents.

     We are "incorporating by reference" the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference (1) our Annual Report on Form 10-K for the year ended December 31, 2001, (2) our Current Report on Form 8-K filed on January 8, 2002 and (3) all documents that we file with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the termination of this offering.

     You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

                       Gray Communications Systems, Inc.
                            4370 Peachtree Road, NE
                             Atlanta, Georgia 30319
                            Attention: James C. Ryan
                           Telephone: (404) 504-9828

     TO OBTAIN TIMELY DELIVERY OF THOSE MATERIALS, YOU MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. THE DATE BY WHICH YOU MUST REQUEST THE INFORMATION IS
               , 2002.

     Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus as if that information were included in this prospectus.

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       GRAY COMMUNICATIONS SYSTEMS, INC.

                               OFFER TO EXCHANGE
                UP TO $180,000,000 PRINCIPAL AMOUNT OUTSTANDING
                    9.25% SENIOR SUBORDINATED NOTES DUE 2011
                                      FOR
                           A LIKE PRINCIPAL AMOUNT OF
                    9.25% SENIOR SUBORDINATED NOTES DUE 2011
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                           -------------------------
                                   PROSPECTUS
                           -------------------------

                                                    , 2002

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code (the "GBCC") permit, in general, a Georgia corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against any judgment, fines, amounts paid in settlement and expenses, including attorney's fees actually and reasonably incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful, provided that a corporation may not indemnify a person in any action brought by or in the right of the corporation. Sections 14-2-853 and 14-2-857 of the GBCC permit the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt, in the case of a director or officer, of a written affirmation of his or her good faith belief that he or she has met the standard of conduct required by Section 14-2-851 and of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute.

     The certificate of incorporation of Gray Communications Systems, Inc. (the "Registrant") provides that the Registrant shall indemnify, to the fullest extent permitted by the GBCC, all directors from and against any and all of the expenses, liabilities or other matters referred to in, or covered by, the GBCC; provided, however, that to the extent required by the GBCC, the Registrant shall not eliminate or limit the liability of a director (1) for any appropriation, in violation of his or her duties, of any business opportunity of the Registrant,
(2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for types of liability set forth in Section 14-2-832 of the GBCC, or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 21.  EXHIBITS AND FINANCIAL DATA SCHEDULES

     The following is a list of all the exhibits filed herewith or incorporated by reference as part of the Registration Statement.

NUMBER                           DESCRIPTION
------                           -----------
 3.1     Restated Articles of Incorporation of Gray Communications
         Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31,
         1996).
 3.2     By-Laws of Gray Communications Systems, Inc., as amended
         (incorporated by reference to Exhibit 3.2 to the
         Registrant's Form 10-K for the year ended December 31,
         1996).
 3.3     Amendment of the By-Laws of Gray Communications Systems,
         Inc. dated January 6, 1999 (incorporated by reference to
         Exhibit 3.3 to the Registrant's Form 10-K for the year ended
         December 31, 1998).
 4.1     Indenture, dated as of December 15, 2001, by and among Gray
         Communications Systems, Inc., as issuer, the Subsidiary
         Guarantors named therein and Bankers Trust Company, as
         trustee (incorporated by reference to Exhibit 4.13 to the
         Registrant's Form 10-K for the year ended December 31,
         2001).
 4.2*    Registration Rights Agreement, dated December 21, 2001, by and among Gray Communications Systems, Inc., the
         subsidiaries listed on the signature pages thereto, and
         First Union Securities, Inc., Banc of America Securities LLC
         and Allen & Company Incorporated.
 4.3     Form of Note (included in Exhibit 4.1).
 5.1*    Opinion of Proskauer Rose LLP as to the legality of the
         securities.
 5.2*    Opinion of Troutman Sanders LLP as to the legality of the
         securities.
 8.1*    Opinion of Proskauer Rose LLP as to the material U.S.
         federal income tax consequences to the holders of the
         securities.

NUMBER                           DESCRIPTION
------                           -----------
12.1*    Statements regarding computation of ratios.
23.1*    Consent of PricewaterhouseCoopers LLP.
23.2*    Consent of Ernst & Young LLP.
23.3*    Consent of Proskauer Rose LLP (included in Exhibit 5.1).
23.4*    Consent of Troutman Sanders LLP (included in Exhibit 5.2).
24.1*    Powers of Attorney (included on signature pages to this
         Registration Statement).
25.1*    Statement of Eligibility of Trustee.
99.1*    Letter of Transmittal, with respect to the original notes
         and exchange notes.
99.2*    Notice of Guaranteed Delivery, with respect to the original notes and exchange notes.
99.3*    Instructions to Registered Holder and/or Book-Entry Transfer
         Facility Participant from Beneficial Owner.

---------------

* Filed herewith.

ITEM 22.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY COMMUNICATIONS SYSTEMS, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                               President and Chief Executive
                                                           Officer
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                   President, Chief Executive Officer and Director
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                    Senior Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          THE ALBANY HERALD PUBLISHING COMPANY,
                                          INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          POST CITIZEN MEDIA, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                            TITLE
                 ---------                                            -----



            /s/ J. MACK ROBINSON                              Chairman of the Board
 ------------------------------------------               (Principal Executive Officer)
              J. Mack Robinson




             /s/ JAMES C. RYAN                     Vice President and Chief Financial Officer
 ------------------------------------------       (Principal Financial and Accounting Officer)
               James C. Ryan




         /s/ ROBERT S. PRATHER, JR.                                 Director
 ------------------------------------------
           Robert S. Prather, Jr.




         /s/ HILTON H. HOWELL, JR.                                  Director
 ------------------------------------------
           Hilton H. Howell, Jr.




         /s/ WILLIAM E. MAYHER, III                                 Director
 ------------------------------------------
           William E. Mayher, III




            /s/ RICHARD L. BOGER                                    Director
 ------------------------------------------
              Richard L. Boger




             /s/ RAY M. DEAVER                                      Director
 ------------------------------------------
               Ray M. Deaver

                 SIGNATURE                                            TITLE
                 ---------                                            -----





            /s/ HOWELL W. NEWTON                                    Director
 ------------------------------------------
              Howell W. Newton




              /s/ HUGH NORTON                                       Director
 ------------------------------------------
                Hugh Norton




          /s/ HARRIETT J. ROBINSON                                  Director
 ------------------------------------------
            Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10 2002.

                                          GRAY COMMUNICATIONS OF INDIANA, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WEAU-TV, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WVLT-TV, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                                Chairman of the Board
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WRDW-TV, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WITN-TV, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY KENTUCKY TELEVISION, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY COMMUNICATIONS OF TEXAS, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                    GRAY COMMUNICATIONS OF TEXAS - SHERMAN, INC.
                                        (Registrant)

                                        By:       /s/ J. MACK ROBINSON
                                           -------------------------------------
                                                     J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger

                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY TRANSPORTATION COMPANY, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY REAL ESTATE AND DEVELOPMENT CO.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY FLORIDA HOLDINGS, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          KOLN/KGIN, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WEAU LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          KOLN/KGIN LICENSE, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WJHG LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                            TITLE
                 ---------                                            -----



            /s/ J. MACK ROBINSON                       Chairman of the Board and President
 ------------------------------------------               (Principal Executive Officer)
              J. Mack Robinson




             /s/ JAMES C. RYAN                    Treasurer (Principal Financial and Accounting
 ------------------------------------------                         Officer)
               James C. Ryan




            /s/ ROBERT A. BEIZER                                    Director
 ------------------------------------------
              Robert A. Beizer




             /s/ LISA M. OAKES                                      Director
 ------------------------------------------
               Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WCTV LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                            TITLE
                 ---------                                            -----



            /s/ J. MACK ROBINSON                       Chairman of the Board and President
 ------------------------------------------               (Principal Executive Officer)
              J. Mack Robinson




             /s/ JAMES C. RYAN                    Treasurer (Principal Financial and Accounting
 ------------------------------------------                         Officer)
               James C. Ryan




            /s/ ROBERT A. BEIZER                                    Director
 ------------------------------------------
              Robert A. Beizer




             /s/ LISA M. OAKES                                      Director
 ------------------------------------------
               Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WVLT LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                                        Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WRDW LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                                        Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WITN LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                                        Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WKYT LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          WYMT LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          KWTX-KBTX LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          KXII LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY TELEVISION MANAGEMENT, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY MIDAMERICA HOLDINGS, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY PUBLISHING, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                            (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                                        Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          GRAY DIGITAL, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                                        Treasurer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          KWTX-KBTX LP CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                            TITLE
                 ---------                                            -----



            /s/ J. MACK ROBINSON                 Chairman of the Board and President (Principal
 ------------------------------------------                    Executive Officer)
              J. Mack Robinson




             /s/ JAMES C. RYAN                    Treasurer (Principal Financial and Accounting
 ------------------------------------------                         Officer)
               James C. Ryan




            /s/ ROBERT A. BEIZER                                    Director
 ------------------------------------------
              Robert A. Beizer




             /s/ LISA M. OAKES                                      Director
 ------------------------------------------
               Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          KXII LP CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                 SIGNATURE                                            TITLE
                 ---------                                            -----



            /s/ J. MACK ROBINSON                 Chairman of the Board and President (Principal
 ------------------------------------------                    Executive Officer)
              J. Mack Robinson




             /s/ JAMES C. RYAN                    Treasurer (Principal Financial and Accounting
 ------------------------------------------                         Officer)
               James C. Ryan




            /s/ ROBERT A. BEIZER                                    Director
 ------------------------------------------
              Robert A. Beizer




             /s/ LISA M. OAKES                                      Director
 ------------------------------------------
               Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          PORTA-PHONE PAGING LICENSEE CORP.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                            Chairman of the Board and President
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                         Chairman of the Board and President
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                      Treasurer (Principal Financial and Accounting
 ------------------------------------------------                         Officer)
                  James C. Ryan


               /s/ ROBERT A. BEIZER                                       Director
 ------------------------------------------------
                 Robert A. Beizer


                /s/ LISA M. OAKES                                         Director
 ------------------------------------------------
                  Lisa M. Oakes

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                      KXII L.P.

                                      By: GRAY COMMUNICATIONS OF TEXAS-SHERMAN,
                                      INC.
                                      (Registrant)

                                      By:        /s/ J. MACK ROBINSON
                                         ---------------------------------------
                                                    J. Mack Robinson
                                                  Chairman of the Board
                                              (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                                Chairman of the Board
 ------------------------------------------------              (Principal Executive Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          KWTX-KBTX L.P.

                                          By: GRAY COMMUNICATIONS OF TEXAS, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                            SIGNATURE OF REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 10, 2002.

                                          LYNQX COMMUNICATIONS, INC.
                                          (Registrant)

                                          By:     /s/ J. MACK ROBINSON
                                            ------------------------------------
                                                      J. Mack Robinson
                                                   Chairman of the Board
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on April 10, 2002. Each of the undersigned officers and directors of the Registrant hereby constitutes J. Mack Robinson, Robert S. Prather, Jr. and James C. Ryan, any of whom may act, his or her true and lawful attorneys-in-fact with full power to sign for him or her and in his or her name in the capacities indicated below and to file any and all amendments to the Registration Statement filed herewith, making such changes in the Registration Statement as the Registrant deems appropriate, and generally to do all such things in his or her name and behalf in his or her capacity as an officer and/or director to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                    SIGNATURE                                              TITLE
                    ---------                                              -----

               /s/ J. MACK ROBINSON                      Chairman of the Board (Principal Executive
 ------------------------------------------------                         Officer)
                 J. Mack Robinson


                /s/ JAMES C. RYAN                        Vice President and Chief Financial Officer
 ------------------------------------------------       (Principal Financial and Accounting Officer)
                  James C. Ryan


            /s/ ROBERT S. PRATHER, JR.                                    Director
 ------------------------------------------------
              Robert S. Prather, Jr.


            /s/ HILTON H. HOWELL, JR.                                     Director
 ------------------------------------------------
              Hilton H. Howell, Jr.


            /s/ WILLIAM E. MAYHER, III                                    Director
 ------------------------------------------------
              William E. Mayher, III


               /s/ RICHARD L. BOGER                                       Director
 ------------------------------------------------
                 Richard L. Boger


                /s/ RAY M. DEAVER                                         Director
 ------------------------------------------------
                  Ray M. Deaver

                    SIGNATURE                                              TITLE
                    ---------                                              -----


               /s/ HOWELL W. NEWTON                                       Director
 ------------------------------------------------
                 Howell W. Newton


                 /s/ HUGH NORTON                                          Director
 ------------------------------------------------
                   Hugh Norton


             /s/ HARRIETT J. ROBINSON                                     Director
 ------------------------------------------------
               Harriett J. Robinson

                                 EXHIBIT INDEX

NUMBER
------
 3.1     Restated Articles of Incorporation of Gray Communications
         Systems, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Form 10-K for the year ended December 31,
         1996).
 3.2     By-Laws of Gray Communications Systems, Inc., as amended
         (incorporated by reference to Exhibit 3.2 to the
         Registrant's Form 10-K for the year ended December 31,
         1996).
 3.3     Amendment of the By-Laws of Gray Communications Systems,
         Inc. dated January 6, 1999 (incorporated by reference to
         Exhibit 3.3 to the Registrant's Form 10-K for the year ended
         December 31, 1998).
 4.1     Indenture, dated as of December 15, 2001, by and among Gray
         Communications Systems, Inc., as issuer, the Subsidiary
         Guarantors named therein and Bankers Trust Company, as
         trustee (incorporated by reference to Exhibit 4.13 to the
         Registrant's Form 10-K for the year ended December 31,
         2001).
 4.2*    Registration Rights Agreement, dated December 21, 2001, by and among Gray Communications Systems, Inc., the
         subsidiaries listed on the signature pages thereto, and
         First Union Securities, Inc., Banc of America Securities LLC
         and Allen & Company Incorporated.
 4.3     Form of Note (included in Exhibit 4.1).
 5.1*    Opinion of Proskauer Rose LLP as to the legality of the
         securities.
 5.2*    Opinion of Troutman Sanders LLP as to the legality of the
         securities.
 8.1*    Opinion of Proskauer Rose LLP as to the material U.S.
         federal income tax consequences to the holders of the
         securities.
12.1*    Statements regarding computation of ratios.
23.1*    Consent of PricewaterhouseCoopers LLP.
23.2*    Consent of Ernst & Young LLP.
23.3*    Consent of Proskauer Rose LLP (included in Exhibit 5.1).
23.4*    Consent of Troutman Sanders LLP (included in Exhibit 5.2).
24.1*    Powers of Attorney (included on signature pages to this
         Registration Statement).
25.1*    Statement of Eligibility of Trustee.
99.1*    Letter of Transmittal, with respect to the original notes
         and exchange notes.
99.2*    Notice of Guaranteed Delivery, with respect to the original notes and exchange notes.
99.3*    Instructions to Registered Holder and/or Book-Entry Transfer
         Facility Participant from Beneficial Owner.

---------------

* Filed herewith.